UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Air Methods Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

NOTICE OF
The 2015 Annual Meeting and
Proxy Statement

Letter from our Chairman

Air Methods Corporation
7211 South Peoria Street
Englewood, Colorado 80211

April 22, 2015

Dear Fellow Stockholders:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Air Methods Corporation to be held on Wednesday, May 20, 2015, at 1881 Curtis Street, Denver, Colorado 80202 (the Ritz-Carlton, Denver), at 8:00 a.m., Mountain Time.

As noted in my letter to stockholders last year, the Company embarked on 2014 with a sharpened focus after its disappointing results in 2013. The decisive actions undertaken by the senior management team in 2014 resulted in solid operational and financial results for the Company. 2014 was a milestone year for the Company, as it was the first time in the Company’s history that it surpassed $1 billion in revenue. The Company also delivered a 57% year-over-year increase in earnings from continuing operations (after minority interests). In addition to the financial performance, the Company launched ten new green field locations, while partnering with its hospital customers to outsource nine of their operating locations. The Company expects to realize the full-year effect of these outsourcing opportunities in 2015. The Company also continued to invest in its commitment to safety, negotiating a long-term relationship with Flight Safety International to have four full motion simulators built in Denver. Our safety record continues to lead the industry.

In 2015, we are concentrating our efforts on seeking to profitability grow our business and expand our sources of revenue. All of these efforts are undertaken in a manner that allows the Company to remain responsive to the challenges arising from the dynamic health care and aviation environments.

On behalf of the Board of Directors, thank you for your continued support and ownership of Air Methods Corporation.

Sincerely,

C. David Kikumoto
Chairman of the Board of Directors

Notice of Annual Meeting of Stockholders

Date and Time	Wednesday, May 20, 2015 at 8:00 a.m., Mountain Time

Place	1881 Curtis Street, Denver, Colorado 80202 (The Ritz-Carlton, Denver)

Items of Business
Item One:	To elect Ralph J. Bernstein, Mark D. Carleton, and Claire M. Gulmi as Class III directors of the Company for three-year terms.
Item Two:	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.
Item Three:	To approve, on an advisory basis, named executive officer compensation.
Item Four:	To approve the 2015 Equity Incentive Plan.

Record Date
Holders of record of our common stock as of the close of business on Friday, April 10, 2015 will be entitled to notice of, and to vote at, the Annual Meeting. A list of such stockholders will be available at the Company’s corporate office commencing Sunday, May 10, 2015, for review by interested parties. The list will also be available at the Annual Meeting.

Meeting Admission
You are entitled to attend the Annual Meeting only if you were a Company stockholder at the close of business on April 10, 2015 or you hold a valid proxy to vote at the meeting. You should be prepared to present photo identification to be admitted to the meeting. If your shares are not registered in your name but are held in “street name” through a bank, broker or other nominee, you must provide proof of beneficial ownership at the record date. Proof of beneficial ownership could include items such as your most recent account statement prior to April 10, 2015, a copy of the voting instruction card provided by your nominee, or other similar evidence of share ownership.

Voting By Proxy
Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, please promptly vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or voting instructions so that your shares will be represented at the Annual Meeting.

By Order of the Board of Directors,

Crystal L. Gordon General Counsel, Secretary, and Senior Vice President

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 20, 2015:
This notice, the accompanying proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are available on our website www.airmethods.com under the “Investors” tab.

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement

2015 Proxy Statement at a Glance

This summary highlights information contained elsewhere in these proxy materials, but does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Meeting Information

Date and Time:	May 20, 2015, 8:00 a.m., Mountain Time

Record Date:	April 10, 2015

Place:	1881 Curtis Street, Denver, Colorado 80202 (The Ritz-Carlton, Denver)

Voting:	Stockholders of record as of April 10, 2015 are entitled to vote by telephone or over the Internet, or by completing, signing, dating and returning their proxy card or voting instructions.

Voting Matters and Board Recommendations

Proposals	Board’s Recommendation	Page
To elect Ralph J. Bernstein, Mark D. Carleton, and Claire M. Gulmi as Class III directors of the Company for three-year terms.	FOR all Director Nominees	4
To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.	FOR	38
To approve, on an advisory basis, named executive officer compensation.	FOR	41
To approve the 2015 Equity Compensation Plan.	FOR	42

Select Performance and Compensation Highlights for 2014
For more complete information, please review the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2015 and the complete proxy statement.

2014 Business Performance:

●	The Company reached the significant $1 billion milestone in revenue. Revenue increased 14% to $1,004.8 million compared to $879.2 million in the prior year.
●	Earnings from continuing operations (after minority interests) increased 57% to $98.8 million ($2.56 per diluted share) as compared to the prior year.
●	Our community-based transports grew 8% as compared to the prior year.
●	Community-based transports originating from our Direct Call transfer center increased 70%, as compared to the prior year, representing over 800 additional transports.
●

Our diversification into helicopter tourism has been beneficial to our stockholders, as segment net income increased 52% as compared to the prior year to $9.6 million (this amount is after allocation of purchase financing costs).

●	Successfully launched ten new green field locations, while partnering with our hospital customers to outsource nine of their operating locations.
●	Successfully negotiated a long-term relationship with Flight Safety International to have four full motion simulators built in Denver, Colorado. Our safety record continues to lead the industry.

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement

Despite the business achievements outlined above, the Company’s operating performance fell below target in 2014, and the Company’s 1-year annualized total shareholder return (“TSR”) was -24.42%. However, as evidenced in the chart below, the Company’s 5-year annualized TSR (33.20%) ranked the Company as number 3 of 19 against the Company’s peer group (the “Compensation Peer Group”) (see page 29 for a list of the Company’s Compensation Peer Group).

5-Year Annualized TSR
5-year TSR not available for LPNT, HELI, ERA, EXAM, SEM, EVHC, and HLS because the companies were not publicly traded at the time.

Proposals to be Voted on by Stockholders

Proposal One: Election of Directors (page 4)

The Board of Directors recommends a vote FOR each of the director nominees.

Subject to the Uncontested Elections Policy set forth in Section 2(h) of our Corporate Governance Guidelines (see “Board of Directors and Governance Principles” for further information about the Uncontested Elections Policy), the director nominees receiving the highest number of votes cast (plurality) at the Annual Meeting will be elected for a term of three (3) years. The nominating and corporate governance committee of the Board of Directors has evaluated each individual director nominee listed below and confirmed that each nominee has the skills, education, experience and qualifications required to help further the success of the Company’s business and represent stockholder interests.

Name	Age	Director Since	Committee Membership
Ralph J. Bernstein	57	1994	Compensation and Stock Option Committee, Finance & Strategic Planning Committee, and Nominating and Corporate Governance Committee
Mark D. Carleton	54	2008	Audit Committee, Compensation and Stock Option Committee, and Finance & Strategic Planning Committee
Claire M. Gulmi	61	2015	Audit Committee

Attendance – Other than Ms. Gulmi who joined the Board on March 30, 2015, each of the director nominees attended 100% of the Board meetings (during the period for which such person was a director) and 100% of the committee meetings on which each director served (during the period for which such person was a member of such committee) during 2014.

Key Qualifications of Each Nominee – Senior leadership experience, health care experience, air medical services experience and financial experience (See page 9 for additional details)

2015 Proxy Statement at A Glance

Proposal Two: Ratification of KPMG LLP as Independent Auditors (pages 38 – 40)

The Board of Directors recommends a vote FOR the approval of the appointment of KPMG LLP as the Company’s independent accountants for the 2015 fiscal year.

	2014	2013
Audit fees	$885,000	$803,000
Audit-related fees	$—	$25,000
Tax fees	$—	$—
All other fees	$—	$—
Total	$885,000	$828,000

Proposal Three: Advisory Vote to Approve Executive Compensation

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation for the named executive officers as disclosed in this proxy statement. The Board recommends a vote FOR this Proposal No. 3 because it believes that the executive compensation programs established for the named executive officers and the compensation amounts paid thereunder align with the interests of stockholders.

This advisory proposal was supported by approximately 97% of the votes cast in each of 2014 and 2013. Please see the Compensation Discussion and Analysis, Summary Compensation Table and other tables and disclosures beginning on page 18 of this proxy statement for a full discussion of our executive compensation program.

The table below highlights the 2014 total annual direct compensation actions for each of the named executive officers. This table does not include all of the information included in the Summary Compensation Table.

Named Executive Officer	Base Salary Earnings	2014 Annual Cash Incentive Compensation Paid Under the STIP	Equity Awards (Stock Options and Performance Share Units)[1]	2014 Total Annual Direct Compensation
Aaron D. Todd,
Chief Executive Officer	$765,000	$578,095	$2,485,973	$3,829,068
Michael D. Allen,
President, Domestic Air Medical Services	$459,000	$346,857	$932,297	$1,738,154
Trent J. Carman,
Chief Financial Officer and Treasurer	$408,000	$288,748	$828,712	$1,525,460
David Doerr,
EVP, Business Development	$408,000	$308,317	$828,712	$1,545,029
Crystal L. Gordon,
General Counsel, Secretary, and Senior Vice President	$331,500	$250,508	$673,286	$1,255,294

[1]	In 2014, each of the named executive officers received (i) stock options with a 3-year cliff vesting period and (ii) performance share units, which are subject to a designated three-year performance period. The vesting period for the performance share units is determined by the Company’s total shareholder return percentile (the “TSR Percentile”). The TSR Percentile means the percentile rank of the Company’s total shareholder return (“TSR”) during the performance period relative to the TSR of other companies in the designated peer group during the performance period as determined by the Company.

Proposal Four: Approval of 2015 Equity Incentive Plan (pages 42 – 49)

The Board of Directors recommends a vote FOR the approval of the 2015 Equity Incentive Plan.

The 2015 Equity Incentive Plan is an omnibus equity incentive plan pursuant to which the Company may grant equity and cash incentive awards to employees, officers, directors, and certain service providers of the Company and its subsidiaries. The 2015 Plan will allow the Company to use a broader range of equity incentives, to allow full value awards to be issued in a manner intended to be “qualified performance based compensation” under Code Section 162(m), and to incorporate certain other best-practice corporate governance features into the Company’s equity compensation plan. Our Board of Directors believes the 2015 Equity Incentive Plan is advisable in order to promote the success of the Company and to increase stockholder value by providing an additional means to attract, motivate, retain and reward selected employees and other eligible persons. If approved by our stockholders, the 2006 Plan will be frozen such that no future awards shall be issued under the 2006 Plan, and all remaining shares available for issuance under the 2006 Plan shall instead be made available for issuance under the 2006 Plan.

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement

AIR METHODS CORPORATION
7211 South Peoria Street
Englewood, CO 80112
(303) 792-7400

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2015

The Board of Directors of Air Methods Corporation, a Delaware corporation (the “Company”), is soliciting the enclosed proxy for use at our Annual Meeting to be held on Wednesday, May 20, 2015, beginning at 8:00 a.m., Mountain Time, at The Ritz-Carlton, Denver, located at 1881 Curtis Street, Denver, Colorado 80202, and at any time and date to which the Annual Meeting may be properly adjourned or postponed. This proxy statement and the accompanying Notice of Annual

Meeting of Stockholders describe the purpose of the Annual Meeting. Distribution of these proxy solicitation materials is scheduled to begin on or about April 22, 2015. The proxy statement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and proxy card are also available on our website www.airmethods.com under the “Investors” tab. The contents of our website are not incorporated by reference into this document for any purpose.

About the Meeting

Why am I receiving this proxy statement and proxy card?
You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares on the proposals described below at the Annual Meeting. This proxy statement describes issues on which we would like you to vote on at our Annual Meeting. It also provides you with information on these issues so that you may make an informed decision on the proposals to be voted on at the Annual Meeting.

What is the purpose of the Annual Meeting?
At our Annual Meeting, stockholders will vote on the following four items of business:

1)	To elect Ralph J. Bernstein, Mark D. Carleton, and Claire M. Gulmi as Class III directors of the Company for three-year terms.
2)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.
3)	To approve, on an advisory basis, named executive officer compensation.
4)	To approve the 2015 Equity Incentive Plan.

You will also vote on such other matters as may properly come before the meeting or any postponement or adjournment thereof.

What are the recommendations of the Board of Directors?

Our Board of Directors recommends that you vote:
●	“FOR” the election of each of the three (3) nominated directors (see Proposal 1).
●	“FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 (see Proposal 2).
●	“FOR” the approval of the advisory vote on executive compensation (see Proposal 3).
●	“FOR” the approval of the 2015 Equity Incentive Plan (see Proposal 4).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?
As of April 10, 2015, the record date for the Annual Meeting, we had 39,263,952 shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on each item being voted on at the Annual Meeting. You can vote all of the shares that you owned on the record date. These shares include: (1) shares held directly in your name as the

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	1

stockholder of record and (2) shares held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most stockholders hold their shares through a broker, bank or other holder of record rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a brokerage account, by a bank, or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you from that holder together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, bank or other nominee has enclosed or provided voting instructions for you to use in directing the broker, bank or other nominee how to vote your shares.

Who may attend the Annual Meeting?
All stockholders as of the record date, or their duly appointed proxies, and beneficial owners may attend the Annual Meeting. If you are a beneficial owner and not a stockholder of record, you should provide proof of beneficial ownership on the record date, such as your most recent account statement as of April 10, 2015, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. Registration and seating will begin at 7:30 a.m., Mountain Time. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

How may I vote my shares in person at the Annual Meeting?
Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares for which are the beneficial owner may be voted in person only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions prior to the Annual Meeting as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How may I vote my shares without attending the Annual Meeting?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, bank or other nominee.

May I change my vote or revoke my proxy after I return my proxy card?
Yes. Even after you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the Annual Meeting by: (1) delivering a written notice of your revocation to our corporate secretary at our principal executive office, 7211 South Peoria Street, Englewood, Colorado 80112 or (2) executing and delivering a later dated proxy. In addition, the powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

What is a broker non-vote?
If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee and you do not provide voting instructions to such broker, bank or other nominee, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” Your broker, bank or other nominee only has discretionary authority to vote on Proposal Two (Ratification of KPMG LLP). Therefore, your broker, bank or other nominee will not have discretion to vote on Proposals One, Three or Four unless you specifically instruct them on how to vote your shares by returning your completed and signed voting instruction card.

What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of the holders of one-third of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or

About the Meeting

postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. Broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

What vote is required to approve each item?

Proposal	Vote Required
Proposal No. 1: Election of three (3) Class III directors

Subject to our Uncontested Elections Policy, the three nominees who receive the greatest number of votes cast (plurality) will be elected as directors for a term of three (3) years. There is no cumulative voting for directors. Abstentions and broker non-votes will not be counted for purposes of the election of directors and therefore, will have no effect on the outcome of such election.

Proposal No. 2: Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015	Majority of votes cast. Abstentions are not considered votes cast and therefore will have no effect on the outcome of Proposal No. 2.
Proposal No. 3: Advisory vote on the compensation for the Company’s named executive officers	Majority of votes cast. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the outcome of Proposal No. 3.
Proposal No. 4: Approval of the 2015 Equity Incentive Plan	Majority of votes cast. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the outcome of Proposal No. 4.

What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return all proxies for each proxy card that you receive in order to ensure that all of your shares are voted.

Who will count the proxy votes?
Votes will be counted by our transfer agent, American Stock Transfer & Trust Company.

Where can I find voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will file with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K containing the final voting results within four business days of the Annual Meeting or, if final results are not available at that time, within four business days of the date on which final voting results become available.

How will voting on any other business be conducted?
We do not expect any matters to be presented for a vote at the Annual Meeting other than the matters described in this proxy statement. If you grant a proxy, either of the officers named as proxy holder, Aaron D. Todd or Crystal L. Gordon or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the Annual Meeting. If a nominee is not available as a candidate for Class III director, the person named as the proxy holder will vote your proxy for another candidate nominated by our Board of Directors.

What rights of appraisal or similar rights of dissenters do I have with respect to any matter to be acted upon at the meeting?
No action is proposed herein for which the laws of the State of Delaware or our bylaws provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders’ common stock.

Annual Report

The Company will furnish a copy of any exhibit to the Form 10-K to any stockholder upon payment of the Company’s reasonable expenses in furnishing such exhibit(s). Interested parties may request a copy of any exhibit to the Form 10-K from the Secretary of the Company at the Company’s principal offices, 7211 South Peoria Street, Englewood, Colorado 80112.

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	3

Proposal No. 1 – Election of Directors

Introduction

Our Board of Directors currently is comprised of eleven directors, divided among three classes, with three directors in Class I, four directors in Class II, and four directors in Class III. Class I directors hold office for a term expiring at the 2016 Annual Meeting; Class II directors hold office for a term expiring at the 2017 Annual Meeting; and Class III directors’ term will expire at the 2015 Annual Meeting to be held on May 20, 2015.

Our Board of Directors has nominated Ralph J. Bernstein, Mark D. Carleton, and Claire M. Gulmi to serve as the Class III directors for three-year terms expiring at the Annual Meeting in the year 2018 or until their successors have been duly elected and qualified, or until the earlier of their respective deaths, resignations or retirement. Dr. Lowell Miller, who has served on our Board since 1990, notified the Board of his intention to retire immediately before the 2015 Annual Meeting. Upon Dr. Miller’s retirement, the number of members of our Board of Directors will automatically decrease from eleven directors to ten directors, divided among three classes, with three directors in Class I, four directors in Class II, and three directors in Class III.

The principal occupation and certain other information regarding the nominees and the other directors whose terms of office will continue after the Annual Meeting, can be found beginning on page 5. Information about the share ownership of the nominees and other directors can be found beginning on page 37.

Vote Required

Assuming the presence of a quorum and subject to our Uncontested Elections Policy, the three persons receiving the highest number of “FOR” votes from stockholders in the election of directors at the Annual Meeting will be elected. Cumulative voting is not permitted in the election of directors. Consequently, each stockholder is entitled to one vote for each share of common stock held in the stockholder’s name. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the proposal to elect each of Ralph J. Bernstein, Mark D. Carleton, and Claire M. Gulmi as Class III directors on our Board of Directors.

Directors and Named Executive Officers

Summary information concerning the Company’s directors and executive officers is set forth below:

Name	Age	Position	Class/ Year Term of Office Expires(1)
George W. Belsey	75	Director	I/2016
Ralph J. Bernstein	57	Director	III/2015*
Mark D. Carleton	54	Director	III/2015*
John J. Connolly, Ed.D.	75	Director	II/2017
Jeffrey A. Dorsey	66	Director	II/2017
Claire M. Gulmi	61	Director	III/2015*
C. David Kikumoto	65	Chairman of the Board	I/2016
MG Carl H. McNair, Jr. USA (Ret.)	81	Director	I/2016
Morad Tahbaz	59	Director	II/2017
Aaron D. Todd	53	Director and Chief Executive Officer	II/2017
Michael D. Allen	52	President, Domestic Air Medical Services	N/A
Trent J. Carman	54	Chief Financial Officer and Treasurer	N/A
David M. Doerr	45	EVP, Business Development	N/A
Crystal L. Gordon	36	General Counsel, Secretary, and Senior Vice President	N/A

*	Director nominee.
(1)	Refers to the calendar year in which the Annual Meeting of stockholders is expected to be held and at which the term of the pertinent director class shall expire.

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	5

Below, you can find the principal occupation and other information about each of the Company’s continuing directors, director nominees, and executive officers.

Continuing Directors for Term Ending Upon the 2016 Annual Meeting of Stockholders – Class I Directors

George W. Belsey

Mr. GEORGE W. BELSEY has served on the Board of Directors since December 1992, including serving as the Board’s Chairman from April 1994 to October 2011. Mr. Belsey was appointed Chief Executive Officer of the Company effective in June 1994, and served in that capacity until July 2003, and thereafter provided consulting services to the Company pursuant to the terms of his Consulting Agreement which terminated in 2008. Mr. Belsey previously served in various executive and administrative positions at the American Hospital Association and at a number of hospitals. He received his Bachelor’s Degree in Economics from DePauw University in Greencastle, Indiana, and holds a Master’s Degree in Business Administration from George Washington University, Washington, D.C.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: None.

Key Attributes, Experience and Skills: Mr. Belsey brings to the Board of Directors, among his other skills and qualifications, a vast understanding of the Company’s business acquired through his prior service as the Company’s Chief Executive Officer and Chairman of the Board. Mr. Belsey has also served in other executive positions in the health care industry. This experience, combined with his knowledge of the Company and its operations, make him particularly well-suited to serve our Board of Directors. In light of the foregoing, our Board of Directors has concluded that Mr. Belsey should continue as a member of our Board.

C. David Kikumoto

Mr. C. DAVID KIKUMOTO has served on the Board of Directors since June 2004. Mr. Kikumoto is the cofounder and Chief Executive Officer of Denver Management Advisors. From 1999 to 2000, Mr. Kikumoto was President and Vice Chairman of Anthem Blue Cross and Blue Shield, Colorado and Nevada, and from 1987 to 1999, served in several roles, including Chief Executive Officer of Blue Cross and Blue Shield of Colorado, Nevada and New Mexico. He received his Bachelor of Science degree in accounting from the University of Utah, pursued graduate studies at the University of Utah, and graduated from the Executive Development Program at the University of Chicago.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: Corgenix (April 2006 – March 2011).

Key Attributes, Experience and Skills: Mr. Kikumoto brings to the Board of Directors, among his other skills and qualifications, significant experience in the health care industry, as well as extensive management and operations experience gained while serving in executive positions with Anthem Blue Cross and Blue Shield. Additionally, given Mr. Kikumoto’s prior experience and service on several other private company boards, he is versed on a number of complex issues affecting the health care industry. In light of the foregoing, our Board of Directors has concluded that Mr. Kikumoto should continue as a member of our Board.

Carl H. McNair, Jr.

Major General CARL H. MCNAIR, JR., USA (Ret.) has served on the Board of Directors since March 1996. In April 1999, General McNair retired from his position as Corporate Vice President and President, Enterprise Management, for DynCorp, a technical and professional services company headquartered in Reston, Virginia, where he was responsible for the company’s core businesses in facility management, marine operations, test and evaluation, administration and security, and biotechnology and health services. He then served as Special Assistant, Government Relations and Legislative Affairs to the CEO of DynCorp until 2003 when DynCorp was acquired by Computer Sciences Corporation. He continued service in the corporate offices of Computer Sciences Corporation until 2010.

During his more than three decades of military service, General McNair held many high level command and staff positions in Army Research, Development and Acquisition, as well as extensive aviation experience in the development and operation of both rotary and fixed wing aircraft, which led to his command of the United States

Directors and Named Executive Officers

Army Aviation Center and service as the first Chief of the Army Aviation Branch. General McNair currently serves on multiple non-profit boards, including, without limitation, the boards of Easter Seals, the Army Historical Foundation and the Army Aviation Association of America.

General McNair has a Bachelor of Science degree in Engineering from the U.S. Military Academy at West Point, a Bachelor’s degree and Master’s degree in Aerospace Engineering from the Georgia Institute of Technology, and a Master of Science degree in Public Administration from Shippensburg University.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: None.

Key Attributes, Experience and Skills: Major General Carl H. McNair, Jr. USA (Ret.) brings to the Board of Directors, among his other skills and qualifications, a vast understanding of the aviation industry, and a technical understanding of our business that he gained through his service in the military and DynCorp. Further, he has significant knowledge and understanding of our business and operations, which he gained through his prior service on our Board. In light of the foregoing, our Board of Directors has concluded that Major General Carl H. McNair, Jr. USA (Ret.) should continue as a member of our Board.

Continuing Directors for Term Ending Upon the 2017 Annual Meeting of Stockholders – Class II Directors

John J. Connolly

Dr. JOHN J. CONNOLLY has served on the Board since May 2012. He is the President and CEO of Castle Connolly Medical Ltd., publisher of America’s Top Doctors and other consumer guides to help people find the best health care. Dr. Connolly previously served as President of New York Medical College, the nation’s second largest private medical college, for more than ten years. He is a Fellow of the New York Academy of Medicine, a Fellow of the New York Academy of Sciences, a Director of the Northeast Business Group on Health, a member of the President’s Council of the United Hospital Fund. Founder and past Chairman of the American Lyme Disease Foundation. Dr. Connolly additionally serves on the following Boards: Baker & Taylor Inc.; Dearborn Risk Management; and Advisory Board, The Hudson Group.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: Morton’s Restaurant Group (1991-2001 and 2005-2012); Delaware Mutual Funds; Truck Components; McCormack & Smick’s; Director & Chairman, Professional Examination Service, Inc.; Chairman and Director, Alpha Gene, Inc.

Key Attributes, Experience and Skills: Dr. Connolly brings to the Board of Directors, among his other skills and qualifications, insight into the dynamics of the evolving health care industry and financial expertise gained during his work with Castle Connolly Medical Ltd. Dr. Connolly also has extensive corporate governance experience, which he gained during his service on the board of directors of Morton Restaurant Group, Inc. In light of the foregoing, our Board of Directors has concluded that Dr. Connolly should continue as a member of our Board of Directors.

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	7

Jeffrey A. Dorsey

Mr. JEFFREY A. DORSEY has served on the Board since May 2012. He began his career at Portsmouth General Hospital in 1972. Following work as a senior administrator at Virginia Beach General Hospital, Mr. Dorsey joined Hospital Corporation of America (HCA) in 1980 and worked for them as an Administrator in Terre Haute, Indiana, Riyadh, Saudi Arabia, Emporia, Kansas and Denver, Colorado where in 1995 he helped form and served as President and Chief Executive Officer of HealthONE LLC. Mr. Dorsey most recently served as the President and Chief Executive Officer of the HCA Continental Division, including operations in Oklahoma, Kansas, and HCA-HealthONE LLC, the largest healthcare system in the metro-Denver area with 8,500 employees and 3,000-affiliated physicians.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: None.

Key Attributes, Experience and Skills: Mr. Dorsey brings to the Board of Directors, among his other skills and qualifications, a vast understanding of the health care industry and insight into the dynamics of the evolving health care industry. Further, as a result of Mr. Dorsey’s service in senior management positions at various health care systems, he has an understanding of the operations of a health care company. In light of the foregoing, our Board of Directors has concluded that Mr. Dorsey should continue as a member of our Board of Directors.

Morad Tahbaz

Mr. MORAD TAHBAZ has served on the Board of Directors since February 1994. He is a co-founder and General Partner of Americas Partners, an investment firm. Additionally, Mr. Tahbaz is the founder and a partner of M.T. Capital, L.L.C., an investment company for real estate and private equity transactions. Mr. Tahbaz received his Bachelor’s degree in Philosophy and Fine Arts from Colgate University and attended the Institute for Architecture and Urban Studies in New York City. He holds a Master’s degree in Business Administration from Columbia University Graduate School of Business.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: Empire Resorts, Inc. (2003-2005)

Key Attributes, Experience and Skills: Mr. Tahbaz brings to the Board of Directors, among his other skills and qualifications, valuable strategic planning and management skills gained as a General Partner of Americas Partners, as well as extensive institutional knowledge of the Company’s business and operations. In light of the foregoing, our Board of Directors has concluded that Mr. Tahbaz should continue as a member of our Board of Directors.

Aaron D. Todd

Mr. AARON D. TODD has served on the Board of Directors since June 2002 and as Chief Executive Officer since July 2003. He joined the Company as Chief Financial Officer in July of 1995 and was appointed Secretary and Treasurer during that same year. Mr. Todd holds a Bachelor of Science degree in Accounting from Brigham Young University.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: None.

Key Attributes, Experience and Skills: Mr. Todd brings to the Board of Directors, among his other skills and qualifications, a vast understanding of financial and accounting matters, as well as significant knowledge and understanding of our operations and the aviation and health care industries generally. In light of the foregoing, our Board of Directors has concluded that Mr. Todd should continue as a member of our Board of Directors.

Directors and Named Executive Officers

Director Nominees – Class III Directors

Ralph J. Bernstein

Mr. RALPH J. BERNSTEIN has served on the Board of Directors since February 1994. He is the co-founder and General Partner of Bernstein Capital, LLC. Prior to forming Bernstein Capital, LLC, Mr. Bernstein was the managing partner of Americas Partners and Americas Tower Partners. He holds a Bachelor of Arts Degree in Economics from the University of California at Davis.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: Empire Resorts, Inc. (2004 – 2010).

Key Attributes, Experience and Skills: Mr. Bernstein brings to the Board of Directors, among his other skills and qualifications, valuable strategic planning and management skills gained as a General Partner of Bernstein Capital, LLC. In addition and as a result of Mr. Bernstein’s prior service on our Board of Directors, Mr. Bernstein has a vast amount of institutional knowledge regarding the Company’s operations and business generally. In light of the foregoing, our Board of Directors has concluded that Mr. Bernstein should be re-elected as a member of our Board.

Mark D. Carleton

Mr. MARK D. CARLETON has served on the Board of Directors since August 2008 and has been a Senior Vice President at Liberty Media Corporation since December 2003. His primary responsibilities include corporate development and oversight of Liberty’s technology, music, telecom, satellite and sports interests. Prior to joining Liberty Media Corporation, Mark was a partner at KPMG LLP, where he had overall responsibility for the communications sector. Mr. Carleton was also a member of KPMG LLP’s Board of Directors. Mr. Carleton received a Bachelor of Science degree in Accounting from Colorado State University, where he currently is a member of the College of Business Global Leadership Council. He also is a member of the University of Colorado Sports and Entertainment Advisory Council. In addition, Mr. Carleton was the Executive in Residence at the Colorado State University Business School for the 2011-2012 school year. Mr. Carleton also serves on the Board of Directors for Junior Achievement-Rocky Mountain, Inc.

Other Public Company Board Service: Live Nation Entertainment (January 2010 – present), Barnes & Noble, Inc. (September 2011 – present), Mobile Streams, Inc. (January 2006 – present), and Sirius XM Radio (February 2013 – Present).

Recent Past Public Company Board Service: The DIRECTV Group, Inc. (February 2008 – June 2009), Ticketmaster Entertainment (August 2008 – February 2010), and Ideiasnet (July 2011 – March 2015).

Key Attributes, Experience and Skills: Mr. Carleton brings to the Board of Directors, among his other skills and qualifications, financial and accounting expertise acquired while serving as a partner at KPMG LLP. In addition, Mr. Carleton’s service on other public company boards has provided him with a number of skills, including leadership development and succession planning, risk assessment, and shareholder and government relations. In light of the foregoing, our Board of Directors concluded that Mr. Carleton should be re-elected as a member of our Board.

Claire M. Gulmi

CLAIRE M. GULMI has served on the Board of Directors since March 2015.

Ms. Gulmi is a seasoned health care executive and has served since 1994 as the Chief Financial Officer of AmSurg Corp., a nationally recognized leader in development, management and operation of outpatient surgery centers. During her tenure with AmSurg Corp. she also served as the Executive Vice President since 2006 and Secretary since 1997. Prior to her appointment as Executive Vice President with AmSurg Corp., Ms. Gulmi served as a Senior Vice President from 1997 to 2006 and as a Vice President from 1994 through 1997. Ms. Gulmi has a BBA in Accounting and Finance from Belmont University.

Other Public Company Board Service: AmSurg Corp.

Recent Past Public Company Board Service: None.

Key Attributes, Experience and Skills: Ms. Gulmi brings to the Board of Directors, among her other skills and qualifications, extensive experience in finance and accounting and the health care industry. In addition, her service on the AmSurg Corp. board of directors has provided her with insight into various issues addressed by public company boards, including issues specific to public health care companies. In light of the foregoing, our Board of Directors concluded that Ms. Gulmi should be re-elected as a member of our Board.

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	9

Named Executive Officers*

Michael D. Allen

Mr. MICHAEL D. ALLEN was named President, Domestic Air Medical Services in August 2012. Mr. Allen has been with Air Methods since 1992 and served in several positions including line pilot, safety representative, aviation site manager, training captain/check airman, operations manager and Senior Vice President. As the President, Domestic Air Medical Services Mr. Allen has responsibility and oversight of all business, aviation, maintenance, clinical and dispatch operations supporting 280 air medical base sites with over 3,350 employees and more than 400 aircraft. Prior to joining the Company Mr. Allen worked for Petroleum Helicopters, Inc. and served in the US Army. During his more than five years of service in the US Army, Mr. Allen served in Germany as an aero scout pilot and as a maintenance test pilot. Mr. Allen graduated from Portland State University with a BS in Mathematics.

Trent J. Carman

Mr. TRENT J. CARMAN joined the Company in April 2003 and is the Chief Financial Officer and Treasurer. Prior to joining the Company, Mr. Carman served as Chief Financial Officer of StorNet, Inc. from January 2000 until April 2003, and served in various capacities including Senior Vice President and Chief Financial Officer for United Artists Theatre Circuit, Inc., from June 1992 until January 2000. Mr. Carman received his Bachelor of Science degree in Accounting from Utah State University and holds a Master’s degree in Business Administration-Finance from Indiana University.

David M. Doerr

Mr. DAVID M. DOERR joined the Company as Executive Vice President, Business Development in October 2013. Prior to joining the Company, Mr. Doerr had obtained more than 20 years of experience including over 17 years in the healthcare industry in financial, operational and general management positions. Prior to joining Air Methods Corporation, Mr. Doerr served as Vice President of Global Business Development for Gambro AB, a Swedish healthcare company where he also served in various senior management roles in finance, operations and business development. Prior to Gambro, Mr. Doerr worked for PricewaterhouseCoopers within its audit and assurance practice. David received his Bachelor of Science, Accounting, with distinction – from Indiana University School of Business in May 1992 and his CPA in 1993.

Crystal L. Gordon

Ms. CRYSTAL L. GORDON was appointed as General Counsel, Corporate Secretary and Senior Vice President of the Company in 2012. Prior to her appointment, Ms. Gordon was the Vice President and Associate General Counsel of the Company. Before joining the Company in April 2011, Ms. Gordon was with Davis Graham & Stubbs LLP in Denver, Colorado focusing on mergers and acquisitions, securities offerings, SEC compliance matters, and corporate governance. Ms. Gordon received her law degree from the University of Denver, and received her Bachelor of Science degree in Biology from Santa Clara University. Prior to attending law school, Ms. Gordon worked as a compliance associate with a boutique investment advisory firm in Northern California.

*	Biographical information for Mr. Aaron D. Todd, our Chief Executive Officer, is set forth above under Continuing Directors for Term Ending Upon the 2017 Annual Meeting of Stockholders – Class II Directors.

Corporate Governance and Board Matters

Board of Directors and Governance Principles

The core responsibility of the Company’s Board is to exercise its business judgment to act in what it reasonably believes to be in the best interests of the Company and its stockholders. Further, members of the Board fulfill their responsibilities consistent with their fiduciary duty to the stockholders, and in compliance with all applicable laws and regulations. The primary responsibilities of the Board-include:

●	Oversight of management performance and assurance that stockholder interests are served;
●	Oversight of the Company’s business affairs and long-term strategy, including Chief Executive Officer succession planning; and
●	Monitoring adherence to the Company’s standards and policies, including, among other things, policies governing internal controls over financial reporting.

Corporate Governance Guidelines &
Uncontested Elections Policy

In fulfilling such responsibilities, the Board is guided by the principles set forth in the Corporate Governance Guidelines, a copy of which is available on our website www.airmethods.com under the “Investors” tab. The Corporate Governance Guidelines were adopted by the Board in May 2010. To ensure sound corporate governance practices, the Board regularly reviews the governance practices set forth in the Corporate Governance Guidelines, as well as Delaware law (the state in which we are incorporated) and the listing standards of The NASDAQ® Stock Market, and SEC regulations. The Board also considers best practices suggested by recognized corporate governance authorities.

In an effort to continue to demonstrate good governance, in 2014 the Board approved revisions to the Corporate Governance Guidelines to include an Uncontested Elections Policy (the “Policy”), which is set forth in Section 2(h) of the Corporate Governance Guidelines. Under

the Policy, any nominee for director in an uncontested election who receives a greater number of “withhold” votes than “for” votes will submit to the Board a letter of resignation for consideration by the nominating and corporate governance committee. The nominating and corporate governance committee will promptly consider the tendered resignation and will recommend to the Board whether or not to accept the tendered resignation or to take other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the “withhold” votes in a different way.

In making this recommendation, the nominating and corporate governance committee will consider all factors deemed relevant by its members. These factors may include the underlying reasons for stockholders’ withholding of votes from such director nominee (if ascertainable), the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the Company, whether the Company will remain in compliance with applicable laws, rules, regulations and governing documents if it accepts the resignation and, generally, whether or not accepting the resignation is in the best interests of the Company and our stockholders. In considering the nominating and corporate governance committee’s recommendation, the Board will take into account the factors considered by the nominating and corporate governance committee and such additional information and factors as the Board believes to be relevant.

Code of Business Conduct for Members
of the Board of Directors

The Board also performs its responsibilities in accordance with the Code of Business Conduct for Members of the Board of Directors adopted on November 2, 2011 (the “Director Code of Conduct”). A copy of the Director Code of Conduct is available on our website www.airmethods. com under the “Investors” tab.

Board Leadership Structure and Independent Chairman

The Board separated the positions of Chairman and Chief Executive Officer in July 2003. Maintaining separate positions allows our Chief Executive Officer to focus on developing and implementing the Company’s business plans and supervising the Company’s day-to-day business operations and allows our Chairman to lead the Board in its oversight and advisory roles. Because of the many responsibilities of the Board and the significant time and

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	11

effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a corollary, enhances the Company’s prospects for success. The Board also believes that having separate positions provides a clear delineation of responsibilities for each position and fosters greater accountability of management. At this time, the Board has determined for the foregoing reasons that its leadership structure is appropriate and in the best interests of the Company’s stockholders. The Company will continue to periodically evaluate whether this leadership structure best serves the Company and its stockholders.

The Board of Directors regularly holds executive sessions with directors who are all independent, as defined under applicable NASDAQ® rules and regulations.

Board Risk Oversight

Our Board, together with our named executive officers, oversees the management of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. The Board performs this oversight role by reviewing the operations of the Company’s business and corporate functions and addressing the primary risks associated therewith. The Board has delegated certain responsibilities to the finance and strategic planning committee and the audit committee, including, among other things, reviewing the risks associated with the Company’s strategic plan, discussing policies with management regarding financial risk assessment and enterprise risk management, developing guidelines to govern the process by which major financial and accounting risk assessment is undertaken by the Company, identifying the primary risks to the Company’s business and interim updates of those risks, and monitoring and evaluating the primary risks associated with particular business units and functions.

In an effort to continue appropriately monitoring and understanding the Company’s risks, in 2012, the Board formed the health care affairs committee, which is a subcommittee of the finance and strategic planning committee. The health care affairs committee is comprised of Board members with a strong background in health care. The health care affairs committee focuses on health care matters impacting the Company, including the Company’s health care compliance efforts. Since the formation of the health care affairs committee, the committee has focused on, among other things, the Company’s health care compliance plan and management of risks related to health care.

In performing such functions, the audit committee, the finance and strategic planning committee, and the health care affairs committee have full access to management, as well as the ability to engage advisors. The foregoing committees provide reports to the Board regarding the risk areas identified above. In addition, the compensation and stock option committee and the nominating and corporate governance committee address relevant risks during their respective meetings. The Board believes that the work undertaken by the audit committee, the finance and strategic planning committee and the health care affairs committee, together with the work of the full Board, the other committees, and our named executive officers, enables the Board to effectively oversee the Company’s risk management.

Board Membership and Director Independence

Currently, the Company’s Board has eleven members. The Board has determined that ten of those eleven directors, namely Chairman Kikumoto, Ms. Gulmi, Drs. Connolly and Miller and Messrs. Belsey, Bernstein, Dorsey, Carleton, McNair, and Tahbaz, satisfy The NASDAQ® Stock Market standard for director independence. The Board has determined that Mr. Todd, as our Chief Executive Officer is not independent under The NASDAQ® Stock Market standard for director independence.

The Board held 4 meetings in 2014. Each director attended 100% of the Board meetings during 2014 (during the period for which such person was a director) and 100% of the committee meetings on which each director served (during the period for which such person was a member of such committee). Four members of the Board attended the Company’s 2014 Annual Meeting. The Board does not have a policy for Board member attendance at the Company’s annual meetings.

Corporate Governance and Board Matters

Our Board conducts its business through meetings of the Board and through activities of the standing committees, as further described below. The Board and each of the standing committees meets throughout the year on a set schedule and also holds special meetings and acts by written consent from time to time, as appropriate. Board agendas include regularly scheduled executive sessions of the independent directors to meet without the presence of management. The Board has delegated various responsibilities and authority to different committees of the Board, as described below. Members of the Board have access to all of our members of management outside of Board meetings.

Committees of the Board of Directors

The Board has established an audit committee, finance and strategic planning committee, compensation and stock option committee and a nominating and corporate governance committee. Each of the committees regularly report on their activities and actions to the full Board.

The charters for the audit committee, the compensation and stock option committee, and the nominating and corporate governance committee are available on the Company’s website at www.airmethods.com.

2014 Board Committee Membership

Director		Audit	Financial & Strategic Planning	Compensation & Stock Option	Nominating & Corporate Governance
George W. Belsey
Ralph J. Bernstein
Mark D. Carleton
John J. Connolly
Jeffery A. Dorsey
C. David Kikumoto	★
Carl H. McNair
Lowell D. Miller
Morad Tahbaz
Aaron D. Todd
Number of Meetings in 2014		5	11	5	7

★ - Chairman of the Board - Committee Member - Chair

Audit Committee

The audit committee, which met 5 times during 2014, currently consists of Messrs. McNair (Chairman) and Carleton, Dr. Connolly, and Ms. Gulmi. Ms. Gulmi joined the Board in March 2015 and as such did not attend any meetings in 2014. The Board has determined that all members of the audit committee are “independent” within the meaning of the listing standards of The NASDAQ® Stock Market and the SEC rules governing audit committees. In addition, the Board determined that Mr. Carleton, Dr. Connolly and Ms. Gulmi meet the criteria of an “audit committee financial expert” as defined under the applicable SEC rules.

See the “Audit Committee Report” on page 40 for a description of the audit committee’s duties and responsibilities.

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	13

Finance and Strategic Planning Committee

The finance and strategic planning committee was formed by the Board in April 2003. The current members of the finance and strategic planning committee are Messrs. Tahbaz (Chairman), Bernstein, Carleton, and Todd. The finance and strategic planning committee oversees establishment and achievement of corporate financial objectives and key growth initiatives, including acquisitions that are significant to the Company’s business. In addition, the committee analyzes and evaluates the capital structure of the Company. The finance and strategic planning committee met 11 times in 2014.

Compensation and Stock Option Committee

The compensation and stock option committee currently consists of Messrs. Carleton (Chairman), Bernstein and Dorsey and Dr. Miller. The compensation and stock option committee, which met 5 times in 2014, is responsible for making recommendations to the Board regarding executive compensation matters. The specific nature of the compensation and stock option committee’s responsibilities is described under “Compensation Discussion and Analysis.”

The Board has determined that all members of the compensation and stock option committee are “independent” within the meaning of The NASDAQ® Stock Market’s listing standards.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee currently consists of Messrs. Bernstein (Chairman) and Tahbaz and Dr. Miller. The nominating and corporate governance committee provides committee membership recommendations to the Board along with changes to those committees. In addition, the nominating and corporate governance committee identifies, evaluates and recommends to the Board individuals, including individuals proposed by stockholders, qualified to serve as members of the Board. The nominating and corporate governance committee also identifies, evaluates and recommends to the Board, nominees for election as directors of the Company at the next annual or special meeting of stockholders at which directors are to be elected. The nominating and corporate governance committee also develops and recommends to the Board corporate governance principles applicable to the Company and oversees succession planning for the chief executive officer. The nominating and corporate governance committee met 7 times in 2014.

The Board has determined that all members of the nominating and corporate governance committee are “independent” within the meaning of The NASDAQ® Stock Market’s listing standards.

Nomination of Directors

In accordance with its written charter, the nominating and corporate governance committee investigates suggestions for candidates for membership on the Board, including candidates nominated by our stockholders, and recommends prospective directors, as required, to provide an appropriate balance of knowledge, experience and capability on the Board.

Directors may be nominated by the Board or by stockholders in accordance with our Bylaws. The specific requirements for such a nomination are described under “Stockholder Proposals.”

In recommending candidates for appointment or reelection to the Board, the nominating and corporate governance committee considers the appropriate balance of experience, skills and characteristics required of the Board. Specifically, the nominating and corporate governance committee considers, among other things, the candidate’s independence, character, corporate governance skills and abilities, business experience, industry specific experience, training and education, commitment to performing the duties of a director, and other skills, abilities or attributes that fill specific needs of the Board or its committees. While there is no

Corporate Governance and Board Matters

formal policy with regard to consideration of diversity in identifying director nominees, the nominating and corporate governance committee considers diversity in business experience, professional expertise, gender and ethnic background, along with various other factors when evaluating director nominees.

In addition, the nominating and corporate governance committee seeks to ensure that at least a majority of the directors are independent under the rules of The NASDAQ® Stock Market, and that members of the Company’s audit committee meet the financial literacy and sophistication requirements under The NASDAQ®

Stock Market rules and at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time to Board duties.

In determining whether to recommend a director for re-election, the nominating and corporate governance committee considers, among other things, the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Director Compensation

The following table summarizes all compensation earned by members of the Board during the fiscal year ended December 31, 2014:

	Fees Earned
	or Paid in	Stock	Option	All Other
	Cash	Awards(10)	Grants(11)	Compensation	Total
Name	($)	($)	($)	($)	($)
George W. Belsey(1)(9)	103,200	110,140	80,400	—	293,740
Ralph J. Bernstein(2)(9)	128,800	110,140	80,400	—	319,340
Mark D. Carleton(3)(9)	107,800	110,140	80,400	—	298,340
John J. Connolly, Ed.D.(4)(9)	98,200	110,140	80,400	—	288,700
Jeffrey A. Dorsey(5)(9)	97,600	110,140	80,400	—	288,140
C. David Kikumoto(6)(9)	195,000	110,140	120,600	—	425,740
MG Carl H. McNair, Jr. USA (Ret.)(7)(9)	102,000	110,140	80,400	—	292,540
Lowell D. Miller Ph.D.(9)	113,600	110,140	80,400	—	304,140
Morad Tahbaz(8)(9)	117,800	110,140	80,400	—	308,340

(1)	As of December 31, 2014, Mr. Belsey held three stock option awards exercisable for an aggregate 6,500 shares of the Company’s common stock, all of which are fully vested.
(2)	As of December 31, 2014, Mr. Bernstein held four stock option awards exercisable for an aggregate 17,840 shares of the Company’s common stock, all of which are fully vested.
(3)	As of December 31, 2014, Mr. Carleton held four stock option awards exercisable for an aggregate 17,840 shares of the Company’s common stock, all of which are fully vested.
(4)	As of December 31, 2014, Dr. Connolly held three stock options awards exercisable for an aggregate 5,900 shares of the Company’s common stock, all of which are fully vested.
(5)	As of December 31, 2014, Mr. Dorsey held three stock options awards exercisable for an aggregate 5,900 shares of the Company’s common stock, all of which are fully vested.
(6)	As of December 31, 2014, Mr. Kikumoto held four stock option awards exercisable for an aggregate 17,840 shares of the Company’s common stock, all of which are fully vested.
(7)	As of December 31, 2014, General McNair held four stock option awards exercisable for an aggregate 17,840 shares of the Company’s common stock, all of which are fully vested.
(8)	As of December 31, 2014, Mr. Tahbaz held four stock option awards exercisable for an aggregate 17,840 shares of the Company’s common stock, all of which are fully vested.
(9)	As of December 31, 2014, such director held 2,000 shares of restricted stock which will fully vest on January 1, 2016.
(10)	Restricted stock is valued at the closing price of the common stock on the date of grant.
(11)	Option awards are calculated in accordance with the requirements of FASB ASC Topic 718, as explained below. The options granted in 2014 vested immediately upon grant and will expire five years from date of grant. The fair value of each option grant is estimated on the date of grant using the Black- Scholes option-pricing model. The Company uses historical option exercise data for similar employee groups, as well as the vesting period and contractual term, to estimate the expected term of options granted; the expected term represents the period of time that options granted are expected to be outstanding. Expected volatility is based on historical volatility of the Company’s stock. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant. The amounts presented in these columns reflect the dollar amount to be recognized for financial statement reporting purposes over the vesting term of the options (excluding any impact of assumed forfeitures), in accordance with FASB ASC Topic 718. Assumptions used in the calculation of expense for the 2014 awards are included in Note 10 to the consolidated financial statements in our 2014 Annual Report on Form 10-K, which was filed with the SEC on February 27, 2015.

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	15

2015 Grants

On January 15, 2015, the Company granted each non-employee director (except for Mr. Kikumoto, the chairman of the Board, and Ms. Gulmi who was appointed to the Board on March 30, 2015) an option to purchase 10,698 shares of the Company’s common stock at $41.545 per share. Mr. Kikumoto was awarded an option to purchase 12,992 shares of the Company’s common stock at $41.545 per share. Upon her appointment to the Board, Ms. Gulmi was awarded an option to purchase 6,980 shares of the Company’s common stock at $46.75 per share. All options vest 50% on January 1, 2016 and 50% on January 1, 2017 and expire on January 15, 2020.

On January 15, 2015, the Company also awarded 1,524 shares of restricted stock to each non-employee director (except for Mr. Kikumoto, the chairman of the Board, and Ms. Gulmi who was appointed to the Board on March 30, 2015). Mr. Kikumoto was awarded 1,851 shares of restricted stock, and upon her appointment to the Board, Ms. Gulmi was awarded 1,016 shares of restricted stock. For each of the directors, 50% of the shares vest and become freely tradable on January 1, 2016 and the remaining 50% vest and become freely tradable on January 1, 2017.

Annual Retainer and Meeting Fees

In 2014, the non-employee directors received the following compensation for serving on our Board and committees of our Board:

●	Annual retainer of $65,000;
●	Board chairman annual retainer of $120,000 (such amount is in addition to the annual retainer amount received by all Board members);
●	Board attendance fee of $2,500 per meeting; and
●	Each committee chairman is paid an annual retainer in the amount of $24,000 and each committee member is paid an annual retainer of $8,000. All committee members also receive a $600 fee for each committee meeting.

We also reimburse our non-employee directors for their reasonable expenses incurred in attending Board and committee meetings. Board members who are also officers do not receive any separate compensation or fees for attending Board or committee meetings.

In 2015, the Board revised its compensation structure such that board members will no longer receive fees for each Board or committee meeting that they attend.

Transactions with Related Persons

None.

Review, Approval or Ratification of Transactions with Related Persons

The audit committee charter charges the audit committee with the responsibility to investigate, review, and report to the Board the propriety and ethical implications of any transactions between the Company and any employee, officer, or Board member, or any affiliates of the foregoing. The audit committee charter operates in conjunction with other aspects of the Director Code of Conduct and the Company’s Code of Conduct. The audit committee evaluates related party transactions for purposes of recommending to the disinterested members of the Board that the transactions are fair, reasonable and within the Company policies and practices. The Board will approve or ratify only transactions that are fair to the Company and not inconsistent with the best interests of the Company and its stockholders. Related party transactions involving directors are also subject to approval or ratification by the disinterested directors when so required under Delaware law. Applicable transactions may be reported to the audit committee by our independent auditors, employees, officers, Board members, or other parties.

Corporate Governance and Board Matters

Compensation and Stock Option Committee Interlocks and Insider Participation

During the last fiscal year, none of the members of the compensation and stock option committee has been or will be one of the Company’s officers or employees. The Company does not have any interlocking relationships between its executive officers and the compensation and stock option committee and the executive officers and compensation committee of any other entities, nor has any such interlocking relationship existed in the past.

Code of Ethics

We have adopted a Code of Ethics for our officers and employees, as well as the Director Code of Conduct for our non-employee directors (together, the “Codes”). The Codes are intended to promote honest and ethical conduct, compliance with applicable laws, full and accurate reporting, and prompt internal reporting of violations of the code, as well as other matters. Each year, our employees and our non-employee directors confirm that they have read the applicable Code and will comply with its standards. Both Codes are available on our website www.airmethods.com under the “Investor” tab.

Section 16(A) Beneficial Ownership Reporting Compliance

Based on our review of the copies of reports filed and upon written representations, we believe that during 2014, named executive officers, directors and ten percent stockholders of the Company were in compliance with their filing requirements under Section 16(a) of the Exchange Act of 1934, as amended.

Stockholder Communications

The Board recommends that stockholders initiate any communications with the Board in writing directed to the Company’s secretary at: Secretary, Air Methods Corporation, 7211 South Peoria, Englewood, Colorado 80112. This centralized process assists the Board in reviewing and responding to stockholder communications in an appropriate manner. Each communication intended for the Board and received by the Secretary that is a communication made by the stockholder in such capacity (as opposed to acting in its capacity as a party with a commercial relationship with the Company) will be promptly forwarded to the specified party.

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement       17

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the philosophy and the material elements of our compensation program for fiscal year 2014 for our named executive officers, including our chief executive officer, our chief financial officer, and our three other most highly compensated executive officers (collectively, the “named executive officers”).

Our named executive officers for 2014 were:

Name	Title
Aaron D. Todd	Chief Executive Officer and Director
Michael D. Allen	President, Domestic Air Medical Services
Trent J. Carman	Chief Financial Officer & Treasurer
David M. Doerr	EVP, Business Development
Crystal L. Gordon	General Counsel, Secretary, and Senior Vice President

References to “Air Methods”, the “Company”, “we”, “us” and “our” in this discussion and analysis refer to Air Methods Corporation and its management, as applicable.

Overview of Our Compensation Programs

Compensation Philosophy

Our compensation programs are intended to link increasing the long-term value of stockholder investment in the Company and the compensation earned by our named executive officers. We strive to reward sustained financial and operating performance and leadership excellence, as well as align the executives’ long-term interests with those of our stockholders.

We believe that payment of the variable compensation components of our executive compensation program should coincide with increased value for our stockholders. For example, under our annual cash incentive program a minimum level of corporate performance must be achieved before any bonus is payable. Even if the minimum level is achieved, the committee reserves the sole discretion to exercise negative discretion to the extent it deems reasonable and prudent under the circumstances.

The committee regularly reviews the Company’s compensation programs to ensure that such programs adequately reflect the committee’s compensation philosophy and are achieving the desired results. In an effort to continue improving the Company’s compensation programs, in 2014 the committee undertook a comprehensive review and analysis of the Company’s compensation programs, and in connection with that review, implemented a new long term incentive compensation program in substitution for the Economic Value Added Plans previously utilized by the Company. A key component of the new long term incentive compensation program is the addition of performance share units based upon the Company’s total shareholder return over a three-year period.

Compensation Principles

The foregoing compensation philosophy is implemented through the following guiding principles:

●	Attract, motivate and retain executive officers capable of leading us to meet our business objectives;
●	Encourage prudent risk taking by our named executive officers;
●	Establish target compensation levels that are competitive with those of other companies with whom we compete for executive talent;
●	Adequately compensate our named executive officers for achieving important short-term objectives; and
●	Align the interests of named executive officers and stockholders through the use of equity and other long-term incentives.

Stockholder Feedback and Say-On-Pay Results

Each year, the committee considers the outcome of stockholder advisory votes on executive compensation when making future decisions relating to the compensation of the named executive officers and our executive compensation program and policies.

Stockholders continued their strong support of our executive compensation programs with 97% of the votes cast for approval of the “say on pay” proposal at the 2014 Annual Meeting of Shareholders. The committee believes that the voting results conveyed our stockholders’ strong support of the philosophy, strategy and objectives of our executive compensation programs.

Compensation Discussion and Analysis

Components of Executive Compensation

The committee has a practice of annually reviewing the compensation program components, targets and payouts on an annual basis to ensure our pay-for-performance alignment. The compensation program is designed to incentivize responsible achievement of operating goals over one and three-year periods, with targets and metrics selected because they are directly linked to our strategic goals. Additionally, our long-term incentives measure the creation of stockholder value through increases in stock price.

Our executive compensation has three primary elements, as shown in the following chart and described further below:

Element	Purpose	Form
Base Salary

Salary and benefits are paid for ongoing performance throughout the year. The amount of base salary payable to each named executive officer is intended to be commensurate with each executive’s responsibilities, experience and past performance.

Cash
Performance-Based Annual Bonus

The annual bonus component of executive compensation is designed to encourage and reward the achievement of various Company objectives, including, among other things, certain growth targets of our patient transports, executing certain human capital management objectives, achieving cost management initiatives, securing and retaining air medical service contracts, achieving earnings per share goals and divisional earnings goals. The annual bonus rewards the achievement of short-term objectives which the committee believes should translate into value for the stockholders. 70% of the annual bonus is based upon Company financial performance. The remaining 30% is based upon achievement of certain personal goals.

Cash payments under the Executive Short Term Incentive Program, established under the Performance Pay Plan.
Long-Term Incentive Compensation

The long-term incentive compensation currently consists of stock options to purchase our common stock (“stock options”) under our Second Amended and Restated 2006 Equity Compensation Plan (the “2006 Plan”), performance share units awarded under the Performance Pay Plan, and cash awarded under various cash-based long-term incentive plans. Our long term incentive compensation is designed to reward executives for success in increasing the value of stockholder investments. It also helps encourage executives to avoid behavior which results in short-term benefit at the expense of long-term share value. Finally, the time-vested component provides a retention component to our executive compensation program which is also linked to stockholder value.

●Stock options are granted under the 2006 Plan.
●Pending approval of a new equity incentive plan, performance share units are granted under the Performance Pay Plan.
●In prior years, cash payments under the 2011-2014 Bonus Program and the 2012-2014 Bonus Program, established under the Performance Pay Plan.

Base Salary

The annual base salary component of each named executive officer’s compensation provides each individual with a fixed level of annual cash compensation. Base pay is set by the committee in an amount which is adequate to attract, motivate and retain the best talent for the Company’s needs. The amount of base salary payable to each named executive officer is commensurate with each executive’s responsibilities, experience and past performance, and also takes into consideration peer and competitive data. Base pay is not utilized by the Company to reward outstanding individual and/ or corporate performance, which is instead tied to the short-term and long-term incentive plans. There are three situations that may warrant an adjustment to base salary: (i) cost of living increases; (ii) promotions or changes in role; or (iii) market adjustments. No increase in base salary is automatic or guaranteed.

The following table shows our named executive officers’ respective base salaries for 2014:

Name	2014 Base Salary
Aaron D. Todd, Chief Executive Officer	$765,000
Michael D. Allen, President, Domestic Air Medical Services	$459,000
Trent J. Carman, Chief Financial Officer & Treasurer	$408,000
David M. Doerr, EVP, Business Development	$408,000
Crystal L. Gordon, General Counsel, Secretary, and Senior Vice President	$331,500

Performance-Based Annual Bonus

The Executive Short Term Incentive Plan (the “STIP”) is an annual incentive program which is adopted pursuant to the Company’s Performance Pay Plan, a stockholder-approved incentive plan. This is our primary vehicle for regularly recognizing Company and individual performance. We believe that measuring and rewarding performance on an annual basis in a compensation program is appropriate because, like our primary peers and other public companies, we measure and report our business accomplishments annually. Further, the STIP drives achievement of key business results on an annual basis. Payments under the STIP are performance-based and not guaranteed, as further discussed below.

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	19

The 2014 STIP included, and the 2015 STIP also includes, a threshold performance target based on a minimum fully-diluted earnings per share metric (the “EPS Threshold Metric”). All amounts payable under the STIP are subject to EPS Threshold Metric being satisfied. Assuming satisfaction of this threshold target, specific payments under the STIP are calculated using the following formula for all named executive officers, subject to committee’s discretion to modify the award:

Long-Term Incentive Compensation

Long-term incentive compensation awards are designed to align the interests of our named executive officers with those of our stockholders. This portion of compensation consists of performance-based awards that provide incentives for achieving results consistent with the goal of sustained growth in stockholder value, as well as time-vested awards that provide retention value which is also linked to stockholder value. In establishing the target value of long-term incentive awards for each named executive officer, the committee relies on compensation data provided by its independent compensation consultant, Denver Compensation & Benefits, LLC (“DCB”). The committee also considers the named executive officer’s historical individual and team performance, as well as the expected contribution in future years.

Prior to 2014, the executive compensation program historically included two types of awards: restricted stock grants and potential cash payments under the 2011-2014 Bonus Plan (the “2011 EVA Plan”) and the 2012-2014 Bonus Plan (the “2012 EVA Plan” and together with the “2011 EVA Plan,” the “EVA Plans”). In mid-2014, the Company implemented a new long term incentive program comprised solely of equity awards to be granted on an annual basis. They are designed to focus management on our strategy of driving consistent, sustainable achievement of long-term goals, both incrementally and over long performance periods. The annual granting of multi-year performance compensation (including three-year performance targets) is designed to ensure that the execution of the Company’s strategic plan considers appropriate risks and returns and allows for initiatives that span several fiscal years. In 2014, these grants consisted of options under the 2006 Plan and performance share units under the Performance Pay Plan. Each of these long-term incentive compensation components are described in greater detail below.

Stock Options

The Company uses stock options to align the interests of its executive officers with stockholders because value is realized only if the stock price appreciates (stock price performance). The stock options granted in 2014 have a 3-year cliff vesting period.

Performance Share Units

The Company also uses performance share units to help retain its executives and further align their interests with our stockholders. The performance share units are subject to a designated three-year performance period. The vesting percentage is determined by the Company’s total shareholder return percentile (the “TSR Percentile”). The TSR Percentile means the percentile rank of the Company’s total shareholder return (“TSR”) during the performance period relative to the TSR of other companies in the designated peer group during the performance period as determined by the Company; provided that for purposes of measuring the TSR Percentile, the beginning and ending TSR values shall be calculated based on the average of the closing prices of the applicable company’s stock for the 20 trading days prior to and including the beginning or ending date, as applicable, of the performance period. It is anticipated that future performance share units would be issued pursuant to the proposed 2015 Equity Incentive Plan (see Proposal 4 – Approval of 2015 Equity Incentive Plan beginning on page 42).

The EVA Plans

Prior to 2014, a key component of the Company’s long-term incentive compensation included cash bonuses potentially payable under the 2011 EVA Plan and the 2012 EVA Plan, each established under the Performance Pay Plan which was approved by the Company’s stockholders on May 31, 2012. The 2011 EVA Plan and the 2012 EVA Plan were adopted on September 30, 2011 and September 25, 2012, respectively.

Compensation Discussion and Analysis

2011 EVA Plan

Under the 2011 EVA Plan, certain members of senior management were eligible to receive cash compensation based upon the financial performance of the Company (measured in terms of “economic value added”) during the period commencing July 1, 2011 and ending June 30, 2014.

Under the 2011 EVA Plan, the economic value added was the difference of (a) the Closing Valuation minus (b) the Opening Valuation. The foregoing valuations are determined as follows:

●

The “Opening Valuation” is calculated as follows: (a) EBITDAR (Earnings Before Interest, Taxes Depreciation, Amortization and Rent) for the twelve (12) month period ending on June 30, 2011 multiplied (b) by six (6), minus (c) any Debt (as defined in the EVA Plans) as of June 30, 2011, plus (d) any Cash (as defined in the EVA Plans) as of June 30, 2011.

●

The “Closing Valuation” is calculated as follows: (a) EBITDAR (Earnings Before Interest, Taxes Depreciation, Amortization and Rent) for the twelve (12) month period ended on June 30, 2014 multiplied (b) by six (6), minus (c) any Debt as of June 30, 2014, plus (d) any Cash as of June 30, 2014.

The named executive officers participating in the 2011 EVA Plan are Aaron Todd, Michael Allen and Trent Carman. In the event the economic value added was a positive number, each of the foregoing named executive officers was entitled to receive a certain percentage (as set forth in Section 3 of the 2011 EVA Plan) of the increase in the economic value added. Amounts payable under the 2011 EVA Plan are to be paid in three equal annual installments on September 15, 2014, January 1, 2015 and January 1, 2016.

2012 EVA Plan

In connection with an earlier benchmarking study undertaken by DCB in 2012, the committee adopted the 2012 EVA Plan, which supplemented (but does not alter or amend) the 2011 EVA Plan for the period beginning July 1, 2012 and ending June 30, 2014 (the “2012 EVA Performance Period”). The 2012 EVA Plan supplemented the 2011 EVA Plan as follows:

●	Added new participants from senior management, including Ms. Gordon, for the 2012 EVA Performance Period;
●	Adjusted the portion of the bonus pool to which each participant may be entitled during the 2012 EVA Performance Period;
●	Modified the calculation of “economic value added” for such period by increasing the “Business Valuation Multiple” (as such term is defined in the 2012 EVA Plan) from 6 to 7;
●

Provided an offset (as determined at the discretion of the committee in order to preserve maximum flexibility) against amounts payable under the 2011 EVA Plan to achieve the desired economics without double paying participants for the same financial performance under both the 2011 EVA Plan and the 2012 EVA Plan; and

●	Modified the termination “without cause” section to mirror the language set forth in the amended employment agreements executed by the named executive officers in September 2012.

Compensation Mix

To determine the appropriate level and mix of incentive compensation, the committee considers a number of factors, including the information provided by the committee’s independent compensation consultant (see “Role of Independent Compensation Consultant”, page 29).

There is not a pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Our philosophy is to place the executive team in the shoes of the stockholders to the greatest extent possible. Therefore, a significant portion of potential compensation comes from payments and awards under our Performance Pay Plan as well as equity awards under the 2006 Plan. The committee believes that executives should have the greatest opportunity for gain when the value of stockholders’ investment is increased. The committee intends that the named executive officers compensation be tied together with Company and individual performance through various forms of incentive compensation, rather than be built into base pay.

Governance Features of the Executive Compensation Program

Below we summarize certain executive compensation practices, both the practices we have implemented to drive performance and the practices we have not implemented because we do not believe they would serve our stockholders’ long-term interests.

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	21

Stock Ownership Guidelines

In 2010, the committee established stock ownership guidelines for members of senior management and directors (the “Original Ownership Guidelines”). The stock ownership guidelines have been established to better align the interests of our named executive officers and directors with the interests of our stockholders and to promote our commitment to sound corporate governance.

As a result of the Company’s growth in stock price and to ensure best corporate governance practices, in January 2013 the committee evaluated the Original Ownership Guidelines. In connection with such evaluation, the committee revised the Original Ownership Guidelines as follows (the “Revised Ownership Guidelines”):

●

Modified the ownership requirement for non-employee directors to three times the non-employee director annual retainer amount as of January 1, 2013. Under the Original Ownership Guidelines, the directors were required to hold 45,000 Qualifying Shares (as defined hereafter);

●

Given the compensation benchmarking study undertaken by the committee in early 2013, clarified that the base salary used to calculate compliance with the ownership guidelines is each named executive officer’s base salary as of January 1, 2013;

●	Modified the definition of Qualifying Shares to exclude unexercised options;
●

Added a provision providing that named executive officers and directors are precluded from selling shares (with limited exceptions) if they are not in compliance with the Revised Ownership Guidelines; and

●	Added a provision stating that any Company shares pledged or used to support margin debt would not be counted towards meeting the ownership requirements.

As noted above, the ownership requirement for our non-employee directors is three (3) times the annual retainer amount as of January 1, 2013. Named executive officers must own a number of Qualifying Shares equal to a multiple of their base salary, ranging from 5 (CEO) to 1 (Regional Vice Presidents). “Qualifying Shares” includes the Company’s common stock (including vested and unvested restricted common stock, but excluding the stock described above).

Each named executive officer is required to achieve the target stock ownership within three (3) years after being designated as a Section 16 Officer, or in the case of a named executive officer designated as a Section 16 Officer at the time the Original Guidelines were adopted, by December 31, 2015, which is five (5) years from the date of adoption of such guidelines. Non-employee directors are required to achieve the target stock ownership within three (3) years of joining the Board of Directors, or in the case of non-employee directors serving at the time the guidelines were adopted, by December 31, 2013, which was three (3) years from the date of adoption of the Original Ownership Guidelines.

As of December 31, 2014, all named executive officers and non-employee directors subject to the Revised Ownership Guidelines have met or are on track to meet their ownership requirements.

Prohibition on Derivative Transactions

Our Insider Trading Policy prohibits, among many other actions, our named executive officers and directors from entering into derivative transactions such as puts, calls or hedges with our stock. Directors and officers are also encouraged to exercise caution in pledging the Company’s securities or using the Company’s securities to support margin debt. In an effort to discourage pledging of the Company’s stock, the committee does not permit employees and non-employee directors subject to the stock ownership guidelines to count such pledged shares towards meeting the ownership requirements set forth in the stock ownership guidelines.

Responsible Equity Grant Practices

The Company’s equity grant practices ensure all grants are made on fixed grant dates and at exercise prices or grant prices equal to the “Fair Market Value” of the Company’s common stock on such dates. In addition, all equity grants are awarded independent of the timing of our release of material, non-public information.

Clawback Policy

At this time, the committee has not adopted a clawback policy for the executive management team. While in full support of such a policy, the committee is waiting for the adoption of final rules by the Securities and Exchange Commission before adoption and implementation of a specific policy. The amended employment agreements entered into between the Company and each of the named executive officers, however, do contain a provision that makes each named executive officer’s compensation subject to any clawback or recoupment policies of the Company that are generally applicable to the Company’s senior management, as may be in effect from time to time, or as required by applicable law.

In addition, as required under Section 304 of the Sarbanes-Oxley Act of 2002, the annual bonus and other incentive compensation must be forfeited by the Company’s chief executive officer and the chief financial officer if, during the 12-month period following the issuance of financial statements, those financial statements must be restated due to material noncompliance as a result of misconduct in the preparation of those financial statements.

Compensation Discussion and Analysis

Risk Mitigation

We believe our compensation programs are discretionary, balanced and focused on the long term. Under this structure, the highest amount of compensation that can be achieved is through consistent superior performance over sustained periods of time. This provides strong incentives to manage the Company for the long term, while avoiding excessive risk-taking in the short term. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Likewise, the elements of compensation are balanced among current cash payments, deferred cash and equity awards. In addition, a significant percentage of our management’s incentive compensation is based on the total performance of the Company. This is designed to mitigate any incentive to pursue strategies that might maximize the performance of a single operating division or financial metric to the detriment of our Company as a whole. Finally, with limited exceptions, the committee retains a large amount of discretion to adjust compensation downward for quality of performance and adherence to Company values.

How We Performed in 2014

During 2014 the Company saw improvements in revenue, earnings per share and community-based transports. Set forth below are select highlights from the Company’s performance in 2014:

●	The Company reached the significant $1 billion milestone in revenue. Revenue increased 14% to $1,004.8 million compared to $879.2 million in the prior year.
●	Earnings from continuing operations (after minority interests) increased 57% to $98.8 million ($2.56 per diluted share) as compared to the prior year.
●	Our community-based transports grew 8% as compared to the prior year.
●	Community-based transports originating from our Direct Call transfer center increased 70%, as compared to the prior year, representing over 800 additional transports.
●

Our diversification into helicopter tourism has been beneficial to our shareholders, as segment net income increased 52% as compared to the prior year to $9.6 million (this amount is after allocation of purchase financing costs).

●	Successfully launched ten new green field locations, while partnering with our hospital customers to outsource nine of their operating locations.
●	Successfully negotiated a long-term relationship with Flight Safety International to have four full motion simulators built in Denver, Colorado. Our safety record continues to lead the industry.

Despite the business achievements outlined above, the Company’s 1-year annualized total shareholder return (“TSR”) was -24.42%. However, as evidenced in the chart below, the Company has historically delivered consistent positive return to stockholders over time, as evidenced by the Company’s 5-year annualized TSR (33.20%) and 3-year annualized TSR (18.62%).

TSR Relative to Market

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	23

How Our 2014 Performance Affected Our Pay

Annual Incentive - Executive Short Term Incentive Plan

The 2014 STIP included an EPS Threshold Metric of $1.90. All amounts payable under the STIP were subject to satisfaction of the EPS Threshold Metric. The Company achieved fully-diluted earnings per share of $2.41 in 2014, satisfying the EPS Threshold Metric.

Under the 2014 STIP, 70% of the annual incentive was tied to achievement of Company specific financial performance metrics while the remaining 30% was tied to achievement of key individual performance objectives. The performance goals set forth in the 2014 STIP included specific annual corporate financial objectives consistent with the Company’s annual operating plan, as well as achievement of Company strategic and operational objectives.

Target bonus opportunities under our STIP are equal to a pre-established percentage of the executive’s base salary. For each financial metric, the committee set a threshold, target and maximum level of performance. No bonus is payable below the threshold level of performance, and performance at or above the maximum level equates to a maximum payout for that particular financial metric. For 2014, threshold performance resulted in a payout equal to 50% of the executive’s base salary, target performance resulted in a payout equal to 100% of the executive’s base salary, and maximum performance resulted in a payout equal to 200% of the executive’s base salary.

Financial Measurements of the 2014 STIP

For 2014, 35% of the annual incentive was contingent upon achievement of an annual Company EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) target, 17.5% on an annual Company earnings per share (“EPS”) target and 17.5% on an annual return on equity (“ROE”) target, all designed to focus management’s efforts on continuing to improve performance and maximizing stockholder returns.

This proxy statement includes financial measures that are not presented in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures are included to help facilitate comparisons of Company operating performance across periods and with peer companies. Specifically, the Company utilizes EBITDA as a key performance target. The Company defines EBITDA as earnings before interest, income taxes, depreciation, amortization and gain or loss on disposition of assets. EBITDA is calculated by taking the Company’s net income, and adding the following: (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; and (iv) gain/loss on disposition of assets.

Bonuses are determined by comparing the Company’s fiscal year EBITDA, EPS and ROE to a target level of EBITDA, EPS and ROE for the year established by our compensation committee. The table set forth below describes the respective weight of each 2014 financial metric, as well as the threshold, target and maximum for each such metric. The Company did not achieve the “target” for any of the financial objectives.

Objective	Threshold	Target	Maximum	Actual Results
				$2.41
EPS Objective (weighted 25%)	$2.00	$2.85	$3.42	(74% of Target)
				$262,054,000
EBITDA Objective (weighted 30%)	$220,000,000	$280,694,000	$336,832,800	(84% of Target)
				25.80%
EBITDA Margin Objective (weighted 15%)	21%	30%	36%	(77% of Target)

Strategic and Operational Goals of the 2014 STIP

The Chief Executive Officer recommended, and the committee, together with the full Board, approved the specific operational and strategic goals to be accomplished in 2014 (30% weight) for each named executive officer. In 2014, the operational and strategic goals were focused on, among other things, senior team recruiting, cost reductions, days’ sales outstanding maintenance, outsourcing initiatives, various operational metrics, target acquisitions and efficiencies in certain company-wide training programs.

For 2014, each named executive officer satisfied 66% of his or her individual operational and strategic goals, except for Mr. Carman, who satisfied 50% of his individual operational and strategic goals.

Compensation Discussion and Analysis

2014 STIP Awards

The amounts awarded under the 2014 STIP to the named executive officers are as follows:

Name	Amount Earned (Financial Metrics)	Amount Earned (Individual Goals)	Total Amount Earned
Aaron D. Todd,
Chief Executive Officer	$426,739	$151,356	$578,095
Michael D. Allen,
President, Domestic Air Medical Services	$256,044	$90,813	$346,857
Trent J. Carman,
Chief Financial Officer & Treasurer	$227,594	$61,154	$288,748
David M. Doerr,
EVP, Business Development	$227,594	$80,723	$308,317
Crystal L. Gordon,
General Counsel, Secretary, and Senior Vice President	$184,920	$65,588	$250,508

2014 Long-Term Incentive
Compensation

In determining 2014 awards under our long term incentive program, our compensation committee reviewed the market analysis provided by DCB. In addition, the compensation committee reviewed recommendations from our chief executive officer for awards to named executive officers other than for himself. The compensation committee compared such recommendations against DCB’s market analysis to assist in determining the appropriate amount of equity to grant to each named executive officer based on market data, while also taking into consideration the Company’s performance as well as individual performance and retention concerns.

Beginning in 2014, our compensation committee began to grant both options and performance share units to our named executive officers and key employees. The Company believes that options and performance share units have retentive attributes and effectively align our executive officers’ interests with the interests of our stockholders on a long-term basis. Performance share units also have an additional performance-based component that compares our performance with that of our peer companies. We believe this combination of long-term equity awards appropriately provides incentives that capture absolute total return performance of our common stock as well as awards that also capture variable performance relative to the performance of other companies of our peer group. The compensation committee may determine in the future that different and/or additional award types are appropriate.

In 2014, each of our named executive officers received 50% of his or her long-term incentive award in the form of options and 50% of his or her long-term incentive award in the form of performance share units. The amount and type of equity granted to our named executive officers in 2014 was as follows:

Name	Targeted Long-Term Equity Grant Value (200% of Base Salary for CEO and 125% for Other NEOs) ($)	Stock Options (#)	Performance Share Units(1) (#)
Aaron D. Todd,
Chief Executive Officer	$1,530,000	50,596	14,429
Michael D. Allen,
President, Domestic Air Medical Services	$573,750	18,974	5,411
Trent J. Carman,
Chief Financial Officer & Treasurer	$510,000	16,866	4,810
David M. Doerr,
EVP, Business Development[1]	$510,000	16,866	4,810
Crystal L. Gordon,
General Counsel, Secretary, and Senior Vice President	$414,375	13,703	3,908

(1)	The performance share units granted in 2014 are subject to a designated three-year performance period from July 1, 2014 through and including June 30, 2017. This amount reflects the threshold number of performance share units, assuming satisfaction of a TSR Percentile of 25%.

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	25

Stock Options

The 2014 options cliff vest after a three-year period, provided the award recipient remains continuously employed through the applicable vesting date. 100% of the options vest on July 1, 2017.

The exercise price for the options is equal to $53.02, which was the closing stock price of the Company’s common stock on the date of the grant. Each of the options expires five years after the date of its grant.

Performance Share Units

The 2014 performance share units are subject to a designated three-year performance period beginning on July 1, 2014 through and including June 30, 2017. Satisfaction of the performance conditions for the performance share units granted during 2014 is determined at the end of the three-year measurement period. Any performance share units that have not vested at the end of the measurement period are forfeited. The performance criterion for the performance share units are based on a comparison of the Company’s TSR for the three-year measurement period with the TSRs of a group of peer companies for the same three-year measurement period; provided that for purposes of measuring the TSR Percentile, the beginning and ending TSR values shall be calculated based on the average of the closing prices of the applicable company’s stock for the 20 trading days prior to and including the beginning or ending date, as applicable, of the performance period. The number of earned shares of the Company’s common stock will be calculated based on which quartile its TSR Percentile ranks as of the end of the annual measuring period relative to the other companies in the peer group as follows:

TSR Percentile	CEO	Other NEOs
75% percentile or above	300%	187.5%
25th percentile	100%	62.5%
Less than 25% percentile	0%	0%

If the Company is ranked between the 25th and 75th percentiles, the percentage multiple will be interpolated on a linear basis based on the actual percentile ranking of the Company. All 2014 performance share units earned after the measurement period will be settled in shares of the Company’s common stock following the end of the three-year performance cycle.

EVA Plans

The financial performance measurement period for the 2011 EVA Plan and the 2012 EVA Plan ended on June 30, 2014. Under both the 2011 EVA Plan and the 2012 EVA Plan, the economic value added was defined as the difference of (a) the Closing Valuation minus (b) the Opening Valuation. The Opening Valuation for the 2011 EVA Plan was $648,743,000 and the Closing Valuation for the 2011 EVA Plan was $949,416,000, accordingly, the economic value added for the 2011 EVA Plan was $300,673,000. The Opening Valuation for the 2012 EVA Plan was $1,066,392,000 and the Closing Valuation for the 2012 EVA Plan was $1,199,937,354, accordingly, the economic value added for the 2012 EVA Plan was $133,545,354.

Under the EVA Plans, the aggregate amount distributable to the participants, including the named executive officers, is an amount equal to three percent (3%) of the economic value added (the “Distributable EVA”). The percentage of the economic value added amount allocable to each of the named executive officers and the aggregate amount payable under each of the EVA Plans to such named executive officers are shown in the table below. The EVA Plan payouts are payable in three equal annual installments. Two installments have already been paid, on each of September 15, 2014 and January 1, 2015, and the third installment is due on January 1, 2016.

Name	2011 EVA % of Distributable EVA	2011 EVA Plan Payout ($)	2012 EVA % of Distributable EVA	2012 EVA Plan Payout ($)
Aaron D. Todd,
Chief Executive Officer	28.5%	1,630,434	25%	1,001,590
Michael D. Allen,
President, Domestic Air Medical Services	14.3%	818,077	15%	600,954
Trent J. Carman,
Chief Financial Officer & Treasurer	14.3%	818,077	12.5%	500,795
Crystal L. Gordon,
General Counsel, Secretary, and Senior Vice President(1)	—	—	10%	400,636

(1)	Ms. Gordon did not participate in the 2011 EVA Plan. Mr. Doerr joined the Company in 2013 and therefore, did not participate any either of the EVA Plans.

Compensation Discussion and Analysis

Summary of 2015 Compensation Activity

The 2015 compensation program for the named executive officers is substantially similar to the 2014 compensation program other than the long-term grant equity targets for the named executive officers were decreased by the committee to align overall compensation more closely to the Company’s Compensation Peer Group. A brief description of each of the components of our 2015 compensation program is set forth below.

2015 Base Salary

In 2015, the committee determined not to increase the base salary for each of the named executive officers. Accordingly, the base salary for each of the named executive officers in 2015 will be the same as in 2014. The following table shows the base salary for each of the named executive officers in 2015.

Name	2015 Base Salary
Aaron D. Todd,
Chief Executive Officer	$765,000
Michael D. Allen,
President, Domestic Air Medical Services	$459,000
Trent J. Carman,
Chief Financial Officer & Treasurer	$408,000
David M. Doerr,
EVP, Business Development	$408,000
Crystal L. Gordon,
General Counsel, Secretary, and Senior Vice President	$331,500

2015 Annual Cash Incentive Compensation

The committee determined that the design of the 2014 STIP was appropriate and elected to use a similar design for the 2015 STIP with some changes made to target salary percentages associated with each metric. Similar to the 2014 STIP, the 2015 STIP also contains an EPS Threshold Metric.

2015 Financial Performance Measures

The 2015 financial performance metrics focus executives on maximizing operating income and are good indicators of how effectively the Company’s annual business objectives and strategies are being executed. The following table sets forth the respective weight of each 2015 financial performance metric, as well as the rationale for each of the metrics:

Metric	Rationale for Metric	% of Bonus Potential
Earnings Per Share	Measures delivery of stockholder value at the corporate level	17.5%
EBITDA	Motivates growth, gross margin performance and expense management; direct correlation of earnings performance with share valuation	35%
Return on Equity	It is determined by dividing net income for the past 12 months by common stockholder equity (adjusted for stock splits). It is an indicator of profitability, and the result is shown as a percentage. Investors use ROE as a measure of how a company is using its money.	17.5%
TOTAL:		70%

2015 Strategic and Operational Goals

Similar to the 2014 STIP, the Chief Executive Officer recommended, and the committee, together with the full Board, approved the specific operational and strategic goals to be accomplished in 2015 (30% weight) for each named executive officer. In 2015, the operational and strategic goals are focused on, among other things, achievement of certain process improvement initiatives, revenue growth for key strategic value-add services and completion of strategic growth drivers outlined for 2015.

2015 Long-Term Incentive Compensation

In February 2015, the compensation committee made equity grants to the Company’s named executive officers, 50% of the awards consisting of options and 50% of the awards consisting of performance share units. As noted above, after further review of the 2014 Compensation Program, the committee decreased the long-term equity targets for the CEO and other named executive officers in 2015 to align more closely with the Compensation Peer Group. In 2015, the committee decreased the targeted amount for equity grants to 100% of the respective named executive officer’s salary (other than the CEO), compared to the 125% target of base salary previously established for 2014 equity grants. The targeted equity grant amount for the CEO was also decreased to 150% of the CEO’s salary, compared to the 200% target of base salary previously established for the 2014 equity grants.

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	27

Name	Targeted Long-Term Equity Grant Value (150% of Base Salary for CEO and 100% for Other NEOs) ($)	Stock Options (#)	Performance Share Units(1) (#)
Aaron D. Todd,
Chief Executive Officer	$1,530,000	46,047	13,031
Michael D. Allen,
President, Domestic Air Medical Services	$459,000	18,419	5,212
Trent J. Carman,
Chief Financial Officer & Treasurer	$408,000	16,372	4,633
David M. Doerr,
EVP, Business Development	$408,000	16,372	4,633
Crystal L. Gordon,
General Counsel, Secretary, and Senior Vice President	$331,500	13,303	3,764

(1)	The performance share units granted in 2015 are subject to a designated three-year performance period from January 1, 2015 through and including December 31, 2017. This amount reflects the threshold number of performance share units, assuming satisfaction of a TSR Percentile of 25%.

The options will vest, subject to continued employment, over a three-year period commencing January 1, 2015, with one-third vesting on each anniversary of January 1, 2015. The performance share units granted in 2015 are subject to a designated three-year performance period from January 1, 2015 through and including December 31, 2017. Between 0% and 200% of the target number of performance share units may vest on December 31, 2017, with the vesting percentage to be determined based on the TSR Percentile.

Role of the Committee and Management in Executive Compensation

The committee oversees the design and administration of the Company’s compensation program and evaluates the program against competitive practices,

legal and regulatory developments and general corporate governance trends. In February of each year, the committee reviews the performance and total compensation of the named executive officers. In addition, the committee reviews and establishes each named executive officer’s total compensation target, which includes base salary, annual bonus opportunities and long-term incentive awards for the current year.

The following table depicts the roles of management, the committee, and our Board of Directors in recommending or approving actions relating to the compensation of our named executive officers.

Action	For the Chief Executive Officer (“CEO”)	For Other Named Executive Officers
Design compensation program	Board of Directors (other than the CEO) and the	Board of Directors and compensation committee
compensation committee
Establish target and maximum Incentive	Board of Directors (other than the CEO) and the	CEO and compensation committee
Plan awards	compensation committee
Performance appraisal	Board of Directors (other than the CEO)	CEO
Recommend base salary adjustments	Board of Directors (other than the CEO) and the	CEO
compensation committee
Approve base salary adjustments	Board of Directors (other than the CEO)	compensation committee
Recommend Incentive Plan awards	Board of Directors (other than the CEO) and the	CEO
compensation committee
Approve Incentive Plan awards	Board of Directors (other than the CEO) and the	compensation committee
compensation committee

As noted above, the committee makes all base, bonus and equity compensation decisions regarding named executive officers, with the exception of Mr. Todd, whose compensation is approved by the entire Board of Directors (other than Mr. Todd). In making such determinations, the committee considers the recommendations provided by Mr. Todd with respect to all of the other named executive officers, as well as information provided by management with respect to financial projections for the Company and divisional performance goals.

Management does interact with the committee’s independent compensation consultant as necessary and prepares materials for each committee meeting to assist the committee in its consideration of executive compensation programs and policies and its administration of the compensation program.

Compensation Discussion and Analysis

Role of Independent Compensation Consultant

Our committee charter authorizes the committee to engage independent legal and other advisors and consultants as it deems necessary or appropriate to carry out its responsibilities. The committee has engaged DCB as its independent compensation consultant. The committee considers analysis and advice from DCB when making compensation decisions and when making decisions on plan design. Specifically, the committee relies on DCB for, among other things:

●	Reviewing total compensation strategy and pay levels for executives.
●	Performing competitive analyses of non-employee director compensation.
●	Examining the executive compensation programs to ensure they support the business strategy.

The committee may request information or advice directly from DCB and may direct the Company to provide or solicit information from DCB. The principal consultant for DCB regularly interacts with representatives of the Company. The principal consultant for DCB attended three of the five committee meetings during our 2014 fiscal year. DCB was paid $104,201 for services rendered during 2014. During 2014, DCB did not provide any services to the Company unrelated to executive compensation, did not have any business or personal relationships with the committee members, and maintained policies and procedures designed to avoid conflicts of interest.

Role of Comparative Compensation Data

The committee utilizes the Compensation Peer Group to help evaluate executive compensation based upon compensation levels for similarly situated executives within the Compensation Peer Group. To conduct these comparisons, DCB at least annually provides a compensation comparison based on information that is derived from comparable businesses (based primarily on revenue and market capitalization). This data is used as a frame of reference for establishing compensation targets for base salary, annual bonus and long-term incentives for executive officers.

The Compensation Peer Group utilized as part of the DCB reports consist of health care, aviation, transportation, and logistics companies. The committee, upon the recommendation of DCB, chose this group because they are reflective of the market in which we operate for executive talent and because of each of the respective company’s relative leadership position in their sector, relative size as measured by revenues, market valuation and performance. The committee periodically reviews the Compensation Peer Group, based on the Company’s size, financial results, as well as other pertinent attributes, and updates the Compensation Peer Group as appropriate in order to accurately reflect the Company’s position within the market. No changes were made to the Compensation Peer Group for 2015.

The Compensation Peer Group is comprised of the following companies:

Ticker	Company Name	Ticker	Company Name
ATSG	Air Transport Services Group Inc.	KNX	Knight Transportation
AMSG	AmSurg Corp	LHCG	LHC Group, Inc.
AAWW	Atlas Air Worldwide Holdings, Inc.	LPNT	LifePoint Hospitals, Inc.
BRLI	Bio-Reference Laboratories	MD	Mednax Inc.
BRS	Bristow Group Inc.	PHII	Phi, Inc.
GMT	GATX Corp.	RRTS	Roadrunner Transportation Systems
HGR	Hanger, Inc.	SEM	Select Medical Holdings Corporation
HLS	HealthSouth Corp.	TMH	Team Health Holdings LLC
HWAY	Healthways	UTIW	UTi Worldwide Inc.
HEI	HEICO Corporation	VVI	Viad Corp
HUBG	Hub Group, Inc.

Specific Forms of Compensation and the Role of Discretion

In the past, the committee has retained the authority to review named executive officer base compensation and to make increases in base compensation based on changed responsibilities, cost of living, and market norms. Also, the committee has the authority to recommend equity grants, which may be based on executive performance and market norms. The committee intends to retain the discretion to make decisions about named executive officer base compensation, levels of stock option grants, and levels of restricted stock/restricted stock unit grants, including the use of predetermined performance goals.

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	29

In addition, the committee has discretion in setting the performance targets and bonus potential in adopting annual bonus programs and long-term cash incentive programs. Once performance periods are complete, generally the plans pursuant to which such long-term cash incentives are awarded provide the committee with the ability to apply negative discretion in making the final awards. In addition, the adoption of the umbrella plan in connection with the 2015 STIP provides the committee additional discretion in making final awards once certain threshold performance is achieved, up to the maximums set forth in the 2015 STIP. Pursuant to the 2015 STIP, if less than the maximum amounts are awarded, the committee shall be deemed to have exercised its negative discretion in establishing the award. For 2015 and future periods, the committee has not determined whether it would exercise discretion to increase or reduce the size of an award or payout, whether performance goals are satisfied or not. However, the committee has no current intention to increase the size of any objectively determined equity compensation award, especially if performance goals are not met.

The committee may make future grants of options, restricted stock/restricted stock units, or other equity compensation, subject to objective performance goals. At this time, it has not determined whether it would exercise discretion to reduce the size of an award or payout even if performance goals are met. However, the committee has no current intention to increase the size of any objectively determined equity compensation award, especially if performance goals are not met.

Previously Earned Compensation

We maintain no supplemental pension plans or other programs in which gains from prior compensation could influence amounts earned currently. The committee may consider gains from prior awards when determining the appropriate size of long-term incentive grants.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code (the “Code”) limits the deductibility for tax purposes of compensation over $1 million in any taxable year paid by a company to certain named executive officers. The policy of the compensation committee is to establish and maintain a compensation program that maximizes the creation of long-term stockholder value. The compensation committee attempts to generally structure most compensation approaches to preserve deductibility. The compensation committee, however, reserves the right to adopt programs giving consideration to factors other than deductibility where the compensation committee believes stockholder interests are best served by retaining flexibility. In such cases, the compensation committee may consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its compensation objectives.

As discussed above, performance bonuses are generally paid under the Performance Pay Plan and thus are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Accordingly, such amounts are intended to be deductible by the Company even if they are in excess of the $1 million statutory limit. Certain of our annual equity awards to our executives are not performance-based. Consequently, a portion of that compensation may not be deductible in future years if such executive’s aggregate compensation is in excess of statutory limits.

Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are currently included in gross income and are subject to an additional 20% income tax, to the extent not subject to a substantial risk of forfeiture and not previously included in gross income, unless certain requirements are met. We have designed or amended our plans and programs with the intent that they either be exempt from or comply with Code Section 409A.

In addition to the foregoing, we monitor the treatment of options under FASB ASC Topic 718 in determining the form and size of option grants.

Compensation and Stock Option Committee Report

The compensation and stock option committee of the Board of Directors (the “Committee”) has reviewed and discussed the section of this proxy statement entitled “Compensation Discussion and Analysis” with management. Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

By the Compensation and Stock Option Committee

Mark D. Carleton, Chairman
Lowell D. Miller, Ph.D.
Ralph J. Bernstein
Jeffrey A. Dorsey

Equity Compensation Tables

Summary Compensation Table

The following table sets forth the total compensation earned by the named executive officers for the fiscal years ended December 31, 2014, 2013, and 2012:

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Option Awards ($) (e)	Stock Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	All Other Compensation ($) (h)	Total ($) (i)
Aaron D. Todd,	2014	765,000	578,095	765,012	1,720,962	877,341	51,984	4,758,394
Chief Executive Officer	2013	749,577	—	—	388,400	—	42,716	1,180,693
	2012	521,655	720,000	—	264,000	—	91,087	1,596,742
Michael D. Allen,	2014	459,000	346,857	286,887	645,410	473,010	35,410	2,246,574
President, Domestic Air Services	2013	446,008	—	—	291,300	—	32,282	769,590
	2012	348,005	354,600	—	—	—	13,971	716,576
Trent J. Carman,	2014	408,000	288,748	255,014	573,698	439,624	42,366	2,007,450
Chief Financial Officer and Treasurer	2013	400,000	—	—	194,200	—	32,482	626,682
	2012	314,569	330,000	—	176,000	—	103,568	924,137
David M. Doerr,	2014	408,000	308,317	255,014	573,698	—	32,762	1,577,791
EVP, Business Development	2013	61,538	—	130,679	664,650	—	—	856,867
	2012	—	—	—	—	—	—	—
Crystal L. Gordon,	2014	331,500	250,508	207,189	466,097	133,545	18,989	1,407,828
General Counsel, Secretary and SVP	2013	325,000	—	—	194,200	—	16,238	535,438
	2012	205,000	240,000		448,770	—	2,423	896,193

Salary (Column (c))

The amount in the Salary column represents the base salary earned by each named executive officer in the applicable year.

Bonus (Column (d))

The amount in the Bonus column represents the amount earned under the Executive Short Term Incentive Program (the “STIP”), established under the Performance Pay Plan. Bonuses earned in 2012 and paid in 2013 are included in the 2012 compensation. No bonuses were earned in 2013. Bonuses earned in 2014 and paid in 2015 are included in 2014 compensation.

Option Awards (Column (e))

This column shows the aggregate grant date fair value of stock options granted in the years shown. These amounts reflect the Company’s accounting expense (calculated in accordance with FASB ASC Topic 718) and do not correspond to the actual value that that named executives will realize. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company uses historical option exercise data for similar employee groups, as well as the vesting period and contractual term, to estimate the expected term of options granted; the expected term represents the period of time that options granted are expected to be outstanding. Expected volatility is based on historical volatility of the Company’s stock. The risk-free

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	31

rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant. Assumptions used in the calculation of expense for the 2013 option award for Mr. Doerr and the named executive officers in 2014 are included in Note 10 to the consolidated financial statements in our 2014 Annual Report on Form 10-K, which was filed with the SEC on February 27, 2015. See the 2014 Grants of Plan-Based Awards Table on page 32 for additional information on stock options granted in 2014.

Stock Awards (Column (f))

This column shows (i) the aggregate grant date fair value of PSUs granted in 2014 to the named executive officers; and (ii) the value of the shares of restricted stock granted in 2012 and 2013, which is valued at the closing price of the common stock on the date of grant. Generally, the aggregate grant date fair value for the PSUs is the amount the Company expects to expense for accounting purposes over the award’s vesting schedule and does not correspond to the actual value that the named executive officers will realize from the award. The cost the Company records for PSUs granted in 2014 is determined using a Monte Carlo simulation model. The number of PSUs that will vest depends on the level of achievement of a market performance condition, over a three-year period based on the TSR of the Company relative to the TSR of a pre-defined competitor group. If a PSU’s minimum performance measure is not met, no award is earned and the Company will not adjust the amounts related to the PSUs that are reported as compensation in 2014.

The value of the maximum amount of shares issuable under the PSUs granted in 2014, assuming that the maximum level of performance conditions are achieved, to each of our named executive officers is as follows: Mr. Todd $2,839,994; Mr. Allen $1,065,047; Mr. Carman $946,687; Mr. Doerr $946,687; and Ms. Gordon $769,212.

Non-Equity Incentive Plan Compensation (Column (g))

This column reflects the amount paid to each named executive officer under the EVA Plans in 2014. Amounts earned under the EVA Plans are paid in three equal installments with the first two installments paid on September 15, 2014 and January 1, 2015. The final installment will be paid on January 1, 2016. Mr. Doerr did not participate any of the EVA Plans and Ms. Gordon did not participate in the 2011 EVA Plan.

All Other Compensation (Column (h))

This column reflects for each named executive officer, the sum of (i) the amounts contributed by the Company to the applicable Company 401(k) and savings plan; and (ii) the dollar value of life insurance and disability premiums paid by the Company. Amounts contributed to the Company 401(k) and savings plan are calculated on the same basis for all participants, including the named executive officers. The named executive officers do not receive any other forms of compensation from the Company.

2014 Grants of Plan-Based Awards

During fiscal 2014, the named executive officers received (i) time-based incentive stock option awards under the 2006 Plan and (ii) performance share units, under the Performance Pay Plan. The following table provides additional information about the equity awards granted to our named executive officers during fiscal 2014:

		Estimated Future Payouts Under Equity Incentive Plan Awards
Name (a)	Grant Date (b)	Threshold (25th TSR Percentile) (#) (c)	Target (50th TSR Percentile (#) (d)	Maximum (75th TSR Percentile and Above) (#) (e)	All Other Option Awards: Number of Securities Underlying Options (#) (f)	Exercise Price of Option Award ($/Share) (g)	Grant Date Fair Value of Stock and Option Awards ($) (h)
Aaron D. Todd, Chief	08/06/14	14,429	28,854	43,286	—	—	1,720,962
Executive Officer	08/06/14	—	—	—	50,596	53.02	756,012
Michael D. Allen,
President Domestic Air	08/06/14	5,411	10,821	16,233	—	—	645,410
Medical Services	08/06/14	—	—	—	18,974	53.02	286,887
Trent J. Carman, Chief
Financial Officer &	08/06/14	4,810	9,618	14,429	—	—	573,698
Treasurer	08/06/14	—	—	—	16,866	53.02	255,014
David M. Doerr, EVP,	08/06/14	4,810	9,618	14,429	—	—	573,698
Business Development	08/06/14	—	—	—	16,866	53.02	255,014
Crystal L. Gordon,
General Counsel,
Secretary, and Senior	08/06/14	3,908	7,815	11,724	—	—	466,097
Vice President	08/06/14	—	—	—	13,703	53.02	207,189

Compensation and Stock Option Committee Report

Estimated Payouts Under Equity Incentive Plan Awards (Columns (c),(d) and (e))

The awards represent PSUs granted in August 2014 under the Performance Pay Plan. The performance period for the awards is from July 1, 2014 to June 30, 2017. For additional details of the PSU awards granted in 2014, see the discussion beginning on page 26.

All Other Option Awards (Stock Options) (Columns (f) and (g))

The awards represent stock options granted in August 2014 under the 2006 Plan. These options have a term of five years from the date of grant and vest 100% on July 1, 2017 (3-year period). The exercise price of the stock options is $53.02, the closing price of the Company’s stock on the date of grant.

2014 Option Exercises and Stock Vested

The following table contains information with respect to the named executive officers concerning option exercises and vesting of restricted stock during fiscal year 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (a)	Value Realized on Exercise ($) (b)	Number of Shares Acquired on Vesting (#) (c)	Value Realized on Vesting ($) (d)
Aaron D. Todd,
Chief Executive Officer	22,500	961,650	6,000	346,140
Michael D. Allen,
President, Domestic Air Medical Services	—	—	2,001	115,438
Trent J. Carman,
Chief Financial Officer and Treasurer	—	—	3,999	230,702
David Doerr
EVP, Business Development	—	—	—	—
Crystal L. Gordon,
General Counsel, Corporate Secretary and Senior Vice President	—	—	3,501	193,589

(a)	Represents aggregate number of shares acquired upon exercise in fiscal year 2014.
(b)	Represents aggregate net gain on shares acquired by options exercised in fiscal year 2014. Value is based upon the closing price of our common stock on the date of share acquisition less the exercise price of the options.
(c)	Represents the aggregate number of shares acquired upon vesting of restricted stock in 2014.
(d)	Represents the aggregate value of shares acquired by the vesting of restricted stock in 2014 and is the product of the number of vested shares and the market value of the underlying shares on the vesting date. The vesting date for all Officers is January 1, 2014 with the exception of Ms. Gordon, who vested additional shares on April 4, 2014.

Outstanding Equity Awards at December 31, 2014

The following table provides certain summary information concerning unexercised options and shares of restricted stock that have not vested as of December 31, 2014:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Aaron D. Todd,
Chief Executive Officer	—	50,596	53.02	08/06/2019	8,000	388,400
Michael D. Allen,
President, Domestic Air Medical Services	—	18,974	53.02	08/06/2019	6,000	291,300
Trent J. Carman,
Chief Financial Officer and Treasurer	—	16,866	53.02	08/06/2019	4,000	194,200
David Doerr,	10,000	—	44.31	10/21/2018	15,000	664,650
EVP, Business Development	—	16,866	53.02	08/06/2019	—	—
Crystal L. Gordon,
General Counsel, Corporate Secretary and
Senior Vice President	—	13,703	53.02	08/06/2019	13,000	510,970

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	33

Employment Agreements

On September 24, 2012, the Company entered into Amended and Restated Employment Agreements (the “Amended Employment Agreements”) with each of Michael D. Allen, President of Domestic Air Medical Services, Trent J. Carman, Chief Financial Officer, and Crystal L. Gordon, Senior Vice President, General Counsel and Secretary, and Aaron D. Todd, Chief Executive Officer. The Amended Employment Agreements superseded and replaced the employment agreements between the named executive officers (other than Mr. Doerr) and the Company that were entered into on the following dates: January 4, 2006 (Mr. Allen), April 28, 2003 (Mr. Carman), April 4, 2011 (Ms. Gordon), and July 1, 2003 (Mr. Todd) (collectively, the “Original Employment Agreements”). The Company entered into an Employment Agreement with Mr. Doerr on October 21, 2013 and for purposes of the description herein, Mr. Doerr’s Employment Agreement shall be deemed an “Amended Employment Agreement”. On October 1, 2014, the Company entered into a First Amendment to the Amended Employment Agreement with Mr. Todd (together with Mr. Todd’s Amended Employment Agreement, “Mr. Todd’s Employment Agreement”).

Mr. Todd’s Employment Agreement is for an initial term expiring on August 31, 2015 and automatically renews for subsequent one-year terms thereafter until Mr. Todd’s employment is terminated in accordance with the agreement. Mr. Todd’s Employment Agreement may be terminated by either party upon 90 days’ written notice, or immediately by us for cause. In the event we terminate Mr. Todd’s Employment Agreement without cause or Mr. Todd terminates his employment agreement for good reason, Mr. Todd is entitled to severance payments for 18 months following termination at an annual rate equal to one and a half times the sum of his annual base salary as in effect immediately prior to the date of termination plus an amount equal to his highest annual average of annual bonuses earned for the performance in any two consecutive fiscal years in the last three completed fiscal years immediately preceding the fiscal year in which termination occurs. During the term of employment and for 18 months following the termination of employment, Mr. Todd may not engage in any business which competes with us anywhere in the United States.

In the event of termination resulting from a change in control of the Company, Mr. Todd is entitled to severance payments for 36 months following termination at an annual rate equal to three times the sum of his annual base salary as in effect immediately prior to the date of termination plus an amount equal to his highest annual average of annual bonuses earned for the performance in any two consecutive fiscal years in the last three completed fiscal years immediately preceding the fiscal year in which termination occurs.

Each Amended Employment Agreement with the named executive officers (other than Mr. Todd) is for an initial term of two years starting on the effective date and is subject to successive one-year extensions. Each agreement may be terminated either by us or by the executive upon 90 days’ written notice, or immediately by us for cause. In the event we terminate an agreement without cause or the executive terminates the agreement for good reason, the executive is entitled to severance payments for 12 months following termination at an annual rate equal to the sum of his/her highest annual base salary as in effect immediately prior to the date of termination plus an amount equal to his/her highest annual average of annual bonuses earned for the performance in any two consecutive fiscal years in the last three completed fiscal years immediately preceding the fiscal year in which termination occurs. During the term of employment and for 12 months following the termination of employment, the executive may not engage in any business which competes with us anywhere in the United States.

In the event of termination resulting from a change in control of the Company, each named executive officer (other than Mr. Todd) is entitled to severance payments for 24 months following termination at an annual rate equal to two times the sum of his/her annual base salary as in effect immediately prior to the date of termination plus an amount equal to his/her highest annual average of annual bonuses earned for the performance in any two consecutive fiscal years in the last three completed fiscal years immediately preceding the fiscal year in which termination occurs.

The Original Employment Agreements provided for a tax equalization payment or gross-up payment to the executive, which would place the executive in the same after-tax position as if the excise tax penalty of Section 4999 of the Internal Revenue Code of 1986, as amended, did not apply. Such provision is typically referred to as a “280G Gross-Up.” Each of the Amended Employment Agreements has been revised to eliminate the 280G Gross-Up Provision. Additionally, a provision was added to the Amended Employment Agreements stating that each executive’s compensation is subject to the clawback or recoupment policies of the Company that are generally applicable to the Company’s senior management, as may be in effect from time to time, or as required by applicable law.

Employment Agreements

In addition to the severance payments described above, the executive is entitled to continue to receive, at our expense, coverage under our health insurance policies, or comparable coverage, during the term of such severance payments, but only until the executive begins other employment in connection with which he/she is entitled to health insurance coverage. As a condition of the executive’s right to receive severance compensation, the executive must sign and deliver to the Company a release of all claims that the executive might otherwise assert against the Company. During the term of employment and for five years following the termination of employment, the executive may not directly or indirectly use, disseminate, or disclose any of our confidential information or trade secrets.

2014 Potential Payments Upon Termination or Change in Control

The following table summarizes potential payments that would be made to the named executive officers upon termination or a change in control of the

Company, assuming the triggering event took place on December 31, 2014, and the stock price was the closing market price as of that date.

		Term w/o Cause (not a Change of Control)	Term w/o Cause or for Good Reason (Change of Control)	Death	Disability	CiC
Aaron Todd,
Chief Executive Officer	Severance	$3,832,350	$5,795,388
	Death			$1,836,168
	Disability				$1,836,168
	Accelerated
	Vesting					$484,330
	Tax Gross Up					N/A
Michael Allen,
President, Domestic Air	Severance	$1,657,851	$2,331,651
Medical Services	Death			$967,911
	Disability				$967,911
	Accelerated
	Vesting					$264,180
	Tax Gross Up					N/A
Trent Carman,
Chief Financial Officer	Severance	$1,537,565	$2,160,565
and Treasurer	Death			$892,469
	Disability				$892,469
	Accelerated
	Vesting					$264,180
	Tax Gross Up					N/A
David Doerr,
EVP, Business Development	Severance	$807,277	$1,283,777
	Death			$308,681
	Disability				$308,681
	Accelerated
	Vesting					$638,435
	Tax Gross Up					N/A
Crystal Gordon,
General Counsel,	Severance	$446,323	$821,857
Corporate Secretary and	Death			$16,344
Senior Vice President	Disability				$16,344
	Accelerated
	Vesting					$660,450
	Tax Gross Up					N/A

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	35

Change-in-Control Arrangements

In addition to change-in-control provisions included in the employment agreements described above, our 2006 Plan and the EVA Plans also contain change-in-control provisions. Under the 2006 Plan, outstanding options or other equity compensation grants under the plan become fully vested in connection with the disposition of all, or substantially all, of the Company’s assets or outstanding capital stock by means of a sale, a merger or reorganization in which the Company is not the surviving corporation. Under the EVA Plans, any amounts due will be immediately payable upon a Change in Control (as such term is defined in the EVA Plans).

Equity Compensation Plan

The following equity compensation plan has been previously approved by our stockholders:

●	2006 Plan – provides for the granting of incentive stock options, non-statutory stock options, shares of restricted stock, stock appreciation rights and supplemental bonuses consisting of shares of common stock, cash or a combination thereof to employees, directors, and consultants.

Information regarding the securities under the 2006 Plan was as follows as of December 31, 2014:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	495,070		$40.67	2,990,936
Equity compensation plans not approved by stockholders	—		N/A	—
Total	495,070	(1)	$40.67	2,990,936

(1)	Represents options outstanding under the 2006 Plan.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth, as of March 31, 2015, the beneficial ownership of our outstanding common stock: (i) by each person who owns (or is known by us to own beneficially) more than 5% of the common stock, (ii) by each of our directors and named executive officers, and (iii) by all directors and executive officers as a group. All information is taken from or based upon ownership filings made by such persons with the SEC and other information provided by such persons to us. Unless otherwise indicated, the stockholders listed below have sole voting and investment power with respect to the shares reported as owned. Unless otherwise indicated, the address for each of the named security holders is c/o 7211 S. Peoria Street, Englewood, Colorado 80112. On March 31, 2015, there were 39,489,296 shares of our common stock outstanding.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Officers and Directors
	Michael D. Allen	30,349	(2)	*
	George W. Belsey	84,112	(3)	*
	Ralph J. Bernstein	2,852,729	(4)	7.22%
	Mark D. Carleton	33,494	(5)	*
	Trent J. Carman	73,903	(6)	*
	John J. Connolly, Ed.D.	13,754	(7)	*
	David M. Doerr	25,000	(8)	*
	Jeffrey A. Dorsey	13,754	(9)	*
	Crystal L. Gordon	13,000	(10)	*
	Claire M. Gulmi	1,016	(11)
	C. David Kikumoto	77,566	(12)	*
	MG Carl H. McNair, Jr. USA (Ret.)	177,396	(13)	*
	Lowell D. Miller, Ph.D.	72,708	(14)	*
	Morad Tahbaz	83,243	(15)	*
	Aaron D. Todd	85,051	(16)	*
	All Directors and Executive Officers as a group	3,637,075	(17)	9.18%
5% Beneficial Owners
	The Vanguard Group – 23-1945930
	100 Vanguard Blvd.
	Malvern, Pennsylvania 19355	2,395,476	(18)	6.07%
	Jennison Associates LLC
	466 Lexington Avenue
	New York, New York 10017	2,060,820	(19)	5.22%
	Prudential Financial, Inc.
	751 Broad Street
	Newark, New Jersey 07102	2,140,294	(20)	5.42%
	BlackRock, Inc.
	55 East 52nd Street
	New York, New York 10022	3,290,040	(21)	8.33%
	T. Rowe Price Associates, Inc.
	100 E. Pratt Street
	Baltimore, Maryland 21202	2,586,551	(22)	6.55%
	FMR LLC
	245 Summer Street
	Boston, Massachusetts 02210	5,880,815	(23)	14.89%
	Clifton Park Capital Management, LLC
	2711 Centerville Road, Suite 400
	Wilmington, Delaware 19808	2,172,900	(24)	5.50%

*	Represents beneficial ownership of less than one percent (1.0%) of the outstanding shares of our common stock.
(1)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days of March 31, 2015 are treated as outstanding only for determination of the number and percent owned by such person.
(2)	Includes 6,000 shares of restricted stock subject to future vesting requirements.
(3)	Includes (i) options to purchase 8,580 shares of common stock exercisable within 60 days of March 31, 2015, and (ii) 2,000 shares of restricted stock subject to future vesting requirements. Stock is directly owned by George and Phyllis Belsey. Mr. Belsey holds shares in a brokerage account, which is subject to standard margin terms. Such shares secure his obligations under such account.
(4)	Includes (i) options to purchase 19,920 shares of commons stock exercisable within 60 days of March 31, 2015, (ii) 2,000 shares of restricted stock subject to future vesting requirements, (iii) 46,500 shares directly owned by Yasmeen Bernstein, Mr. Bernstein’s spouse, (iv) 135,000 shares held in the Ralph J. Bernstein Family 2012 Delaware Trust and (v) 135,000 shares held in the Yasmeen Bernstein Family 2012 Delaware Trust. Mr. Bernstein holds shares in a brokerage account, which is subject to standard margin terms. The shares secure his obligations under such account.
(5)	Includes (i) options to purchase 19,920 shares of common stock exercisable within 60 days of March 31, 2015 and (ii) 2,000 shares of restricted stock subject to future vesting requirements.
(6)	Includes 4,000 shares of restricted stock subject to future vesting requirements.
(7)	Includes (i) options to purchase 7,980 shares of common stock exercisable within 60 days of March 31, 2015 and (ii) 2,000 shares of restricted stock subject to future vesting requirements.
(8)	Includes (i) options to purchase 10,000 shares of common stock exercisable within 60 days of March 31, 2015 and (ii) 15,000 shares of restricted stock subject to future vesting requirements.
(9)	Includes (i) options to purchase 7,980 shares of common stock exercisable within 60 days of March 31, 2015 and (ii) 2,000 shares of restricted stock subject to future vesting requirements.
(10)	Includes 13,000 shares of restricted stock subject to future vesting requirements.
(11)	Includes 1,016 shares of restricted stock subject to future vesting requirements.
(12)	Includes (i) options to purchase 20,965 shares of common stock exercisable within 60 days of March 31, 2015 and (ii) 2,000 shares of restricted stock subject to future vesting requirements.
(13)	Includes (i) options to purchase 19,920 shares of common stock exercisable within 60 days of March 31, 2015 (ii) 2,000 shares of restricted stock subject to future vesting requirements, and (iii) 157,476 shares jointly owned with Jo Ann McNair, Mr. McNair’s spouse.
(14)	Includes (i) options to purchase 2,080 shares of common stock exercisable within 60 days of March 31, 2015 and (ii) 2,000 shares of restricted stock subject to future vesting requirements.

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	37

(15)	Includes (i) options to purchase 19,920 shares of common stock exercisable within 60 days of March 31, 2015 and (iii) 2,000 shares of restricted stock subject to future vesting requirements. Mr. Tahbaz holds shares in a brokerage account, which is subject to standard margin terms. Such shares secure his obligations under such account.
(16)	Includes (i) 5,457 shares of common stock beneficially owned by Mr. Todd in his 401(k) plan and (iii) 8,000 shares of restricted stock subject to future vesting requirements.
(17)	Includes (i) options to purchase a total of 137,265 shares of common stock exercisable within 60 days of March 31, 2015, and (ii) 89,543 shares of restricted stock subject to future vesting requirements.
(18)	This disclosure is based on an amendment to Schedule 13G filed with the SEC by The Vanguard Group 23 – 1945930 (“Vanguard”), an investment advisor, on February 11, 2015. Vanguard has sole voting power over 51,345 shares, shared voting power over 0 shares, shared dispositive power over 47,745 shares, and sole dispositive power over 2,347,731 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 47,745 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 3,600 shares as a result of its serving as investment manager of Australian investment offerings.
(19)	This disclosure is based on a Schedule 13G filed with the SEC by Jennison Associates LLC (“Jennison”) on February 9, 2015. At the time of filing, the reporting person reported being an investment adviser to several investment companies, insurance separate accounts and institutional clients (“Managed Portfolios”) with sole voting power over 2,050,142 shares, shared voting power over 0 shares, sole dispositive power over 0 shares, and shared dispositive power over 2,060,820 shares. As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the stock held by such Managed Portfolios. Prudential Financial, Inc. (“Prudential”) indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the Company’s common stock held by the Managed Portfolios. Jennison does not file jointly with Prudential, as such, shares of the Company’s common stock reported on Jennison’s 13G may be included in the shares reported on the 13G/A by Prudential.
(20)	This disclosure is based on an amendment to Schedule 13G filed with the SEC by Prudential Financial, Inc. (“Prudential”), a parent holding company, on January 27, 2015. Prudential has sole voting power over 129,997 shares, shared voting power over 1,999,619 shares, sole dispositive power over 129,997 shares and shared dispositive power over 2,010,297 shares. Through its parent/subsidiary relationship, Prudential may be deemed the beneficial owner of securities beneficially owned by the entities listed below and may have direct or indirect voting and/or investment discretion over 2,140,294 shares. The parent holding company subsidiaries are: The Prudential Insurance Company of America, Prudential Investment Management, Inc., Jennison Associates LLC, and Qualitative Management Associates LLC.
(21)	This disclosure is based on an amendment to Schedule 13G filed by BlackRock, Inc., a parent holding company, with the SEC on January 23, 2015. BlackRock, Inc. has sole voting power over 3,205,130 shares, shared voting power over 0 shares, sole dispositive power over 3,290,040 shares, and shared dispositive power over 0 shares. Subsidiaries of the parent holding company, listed below, are identified as having acquired the common stock of the Company. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock of the Company. The parent holding company subsidiaries are: BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; and BlackRock Investment Management, LLC. BlackRock Fund Advisor beneficially owns 5% or greater of the outstanding shares of the security class being reported on the Schedule 13G/A.
(22)	This disclosure is based on an amendment to Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. (“Price Associates”), an investment advisor, on February 13, 2015. Price Associates has sole voting power over 444,951 shares, shared voting power over 0 shares, sole dispositive power over 2,586,551 shares, and shared dispositive power over 0 shares.
(23)	This disclosure is based on an amendment to Schedule 13G filed with the SEC by FMR LLC (“FMR”), an individual, on February 13, 2015. FMR has sole voting power over 2,396,414 shares, shared voting power over 0 shares, sole dispositive power over 5,880,815 shares, and shared dispositive power over 0 shares.
(24)	This disclosure is based on a Schedule 13G filed with the SEC by Clifton Park Capital Management, LLC (“Clifton Park”), on February 13, 2015. Clifton Park has sole voting power over 0 shares, shared voting power over 2,172,900 shares, sole dispositive power over 0 shares, and shared dispositive power over 2,172,900 shares.

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm

The firm of KPMG LLP served as our independent registered public accounting firm for the 2014 fiscal year ended December 31, 2014. The audit committee has appointed KPMG LLP to serve for the current fiscal year ending December 31, 2015. Our Board is requesting ratification by our stockholders of KPMG LLP’s appointment. Representatives of KPMG LLP will be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to any questions that might arise.

In the event this proposal is defeated, the stockholder vote will not be binding on the Company but may be considered by our audit committee when it considers selecting other independent registered public accounting firms for the next fiscal year. However, because of the difficulty and expense of making any substitution of an independent registered public accounting firm after the beginning of the fiscal year, KPMG LLP’s appointment for the 2015 fiscal year will be permitted to stand unless the audit committee finds other reasons for making a change.

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm

Principal Accountant Fees and Services

KPMG LLP, the Company’s independent registered public accounting firm, audited our consolidated financial statements for the years ended December 31, 2014 and 2013. The aggregate fees incurred by us for audit, audit-related, tax and other services provided by KPMG LLP during the years ended December 31, 2014 and 2013 were approximately as follows:

	2014	2013
Audit fees	$885,000	$803,000
Audit-related fees	$—	$25,000
Tax fees	$—	$—
All other fees	$—	$—
Total	$885,000	$828,000

Audit fees include fees for the audit of the annual consolidated financial statements, review of unaudited consolidated financial statements included in quarterly reports on Form 10-Q, the audit of management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 and 2013, review of SEC filings, consents, comfort letters and other services normally provided by the accountant in connection with statutory and regulatory filings or engagements for those years.

Audit-related fees include assurance and related services that are reasonably related to the performance of the audit or review of financial statements. These services include the review of registration statements and other services not directly impacting the audit of the annual financial statements and related services. KPMG LLP performed no such services during 2014.

Tax fees include tax services related to the preparation and/or review of, and consultations with respect to, federal, state, and local tax returns. KPMG LLP performed no such services during 2014 or 2013.

All other fees include fees for services not considered audit or tax services. KPMG LLP performed no such services during 2014 or 2013.

Pre-Approval Policies and Procedures

All audit and non-audit services performed by our independent registered public accounting firm during the fiscal year ended December 31, 2014 were pre-approved by the audit committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The audit committee’s pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services. Audit services not covered by the annual engagement letter, audit-related services and tax services require the specific pre-approval by the audit committee prior to engagement. In addition, services to be provided by the independent registered public accounting firm that are not within the category of pre-approved services must be pre-approved by the audit committee prior to engagement, regardless of the service being requested or the dollar amount involved.

The audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated are required to report any pre-approval decisions to the audit committee at the meeting of the audit committee following the decision. The audit committee is not permitted to delegate to management its responsibilities to pre-approve services to be performed by our independent registered public accounting firm.

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	39

Vote Required

The affirmative vote of a majority of the votes cast on Proposal No. 2 at the Annual Meeting is required for approval of this proposal.

Recommendation of the Board of Directors

The Board recommends that you vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Audit Committee Report

The members of the audit committee have been appointed by the Board. The audit committee operates under a written charter adopted by the Board, which is available on the Company’s website at www.airmethods.com under the “Investors” tab. The contents of our website are not incorporated by reference into this document for any purpose.

The audit committee serves in an oversight capacity and is not intended to be part of the Company’s operational or managerial decision-making process. The Company’s management is responsible for preparing the Company’s consolidated financial statements, and its independent auditors are responsible for auditing the consolidated financial statements. The principal purpose of the audit committee is to monitor these processes.

In this context, the audit committee or the Chairman met and held discussions with management and the independent auditors, KPMG LLP. Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

As further detailed in its charter, the role of the audit committee is to assist the Board in fulfilling its oversight responsibilities regarding the following:

●	the integrity of the Company’s financial statements, including matters relating to its internal controls;
●	the qualification and independence of the Company’s independent auditors;
●	the performance of the independent auditors; and
●	compliance with legal and regulatory requirements.

In the performance of established oversight functions, the audit committee reviewed and discussed the audited financial statements with management and the independent auditors. The audit committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect. Finally, the audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the audit committee’s charter, the audit committee recommended to the Board and the Board approved inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC. Also, in 2014, the audit committee recommended, and the Board approved, the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2015.

By the Audit Committee:

MG Carl H. McNair, Jr. (Chair)
Mark D. Carleton
John J. Connolly, Ed. D.

Proposal No. 3 Advisory Vote on Executive Compensation

The following proposal gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers. This vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules. We are providing this vote as required by Section 14A of the Exchange Act. Accordingly, we are asking our stockholders to vote “FOR” the adoption of the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

The Board recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of the stockholders and motivating the executives to remain with the Company for long and productive careers.

We urge stockholders to read the Compensation Discussion and Analysis beginning on page 18 of this proxy statement, as well as the 2014 Summary Compensation Table and related compensation tables and narrative, appearing on pages 31 through 36, which provide detailed information on the Company’s compensation policies and practices and the compensation of our named executive officers.

This advisory resolution, commonly referred to as “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the compensation and stock option committee will review and consider the voting results when evaluating our executive compensation program.

Vote Required

Approval of Proposal No. 3 requires the affirmative vote of a majority of the votes cast on such proposal at the Annual Meeting.

Board Recommendation

The Board recommends a vote “FOR” approval of the advisory resolution on executive compensation.

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	41

Proposal No. 4 Approval of 2015 Equity Incentive Plan

Description of Our 2015 Equity Incentive Plan

We are asking our stockholders to approve the Air Methods Corporation 2015 Equity Incentive Plan (the “2015 Plan”), an omnibus equity incentive plan pursuant to which the Company may grant equity and cash incentive awards to employees, officers, directors, and certain service providers of the Company and its subsidiaries. If approved by our stockholders, the 2015 Plan will become effective, the 2006 Plan will be frozen such that no future awards shall be issued under that 2006 Plan, and all remaining shares available for issuance under the 2006 Plan shall instead be made available for issuance under the 2015 Plan, with such shares constituting the entirety of the 2015 Plan’s share reserve. The purpose of the 2015 Plan is to allow the Company to use a broader range of equity incentives, to allow full value awards to be issued in a manner intended to be “qualified performance based compensation” under Code Section 162(m), and to incorporate certain other best-practice corporate governance features into the 2015 Plan.

Compared to the 2006 Plan, the 2015 Plan:

●	WILL NOT result in an increase in the aggregate number of shares issuable under the Company’s equity incentive plans;
●	WILL NOT result in an increase in the duration of the Company’s equity plans (the 2015 Plan is scheduled to terminate on the scheduled termination date of the 2006 Plan);
●	WILL permit a more extensive range of equity awards, such as restricted stock units, performance shares, and performance stock units;
●	WILL permit the Company to issue full value awards under the 2015 Plan that are intended to be “qualified performance based compensation” under Code Section 162(m);
●	WILL require that at least 95% of the shares reserved for issuance be granted pursuant to awards that have a vesting schedule of at least one year; and
●	WILL prohibit liberal share recycling.

Our Board of Directors believes the 2015 Plan is advisable in order to promote the success of the Company and to increase stockholder value by providing an additional means to attract, motivate, retain and reward selected employees and other eligible persons. Accordingly, on February 5, 2015, our Board of Directors voted unanimously to adopt the 2015 Plan.

Set forth below is a summary of the 2015 Plan. This summary is qualified in its entirety by reference to the full text of the 2015 Plan, a copy of which is included as Appendix A to this Proxy Statement.

Shares Available

The 2015 Plan share reserve shall be equal to the number of shares available for issuance under the 2006 Plan as of the date the 2015 Plan is approved by the Company’s stockholders. Upon approval by the stockholders of the 2015 Plan, the 2006 Plan shall be frozen and no new awards shall be issued under that plan. As of April 10, 2015, 39,263,952 shares of our common stock remained available for the issuance under the 2006 Plan, and we anticipate that the ultimate number of shares that will become issuable under the 2015 Plan upon the freezing of the 2006 Plan will be similar to such number. All of the shares of stock available for issuance under the 2015 Plan are available for issuance pursuant to “incentive stock options” (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or as other type of awards. The Administrator (as defined below) may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with the 2015 Plan. Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a substantial risk of forfeiture. To the extent that an award under the 2015 Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the 2015 Plan and will be deemed to remain or to become available under the 2015 Plan. Liberal share recycling shall not be permitted under the 2015 Plan. Shares that are withheld from an award or separately surrendered

Proposal No. 4 Approval of 2015 Equity Incentive Plan

by the participant in payment of the exercise price or taxes relating to such an award, and shares underlying the exercised portion of an SAR (regardless of the actual number of shares issued upon the SAR exercise) shall be deemed to have been issued under the 2015 Plan and will reduce the number of shares remaining available for issuance under the 2015 Plan. The foregoing adjustments to the share limit of the 2015 Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended to qualify as performance-based compensation under Section 162(m) of the Code.

The number of shares available for issuance under the 2015 Plan (as well as the number of shares that may be issued as ISOs, and the share limitations set forth below under the heading “Performance Based

Compensation”) are subject to proportionate adjustment by the Administrator in the event of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, or upon any merger, arrangement, combination, consolidation, or other reorganization, or upon any spin-off, split-up or similar extraordinary dividend distribution in respect of our common stock, or upon any exchange of our common stock or other securities of the Company, or upon any similar unusual or extraordinary corporate transaction in respect of our common stock.

As of March 31, 2015, the closing price per share of our common stock on NASDAQ was $46.59 per share and our total market capitalization was approximately $1.84 billion.

Administration

The 2015 Plan will be administered by our Board of Directors or by one or more committees of directors appointed by our Board (the “Administrator”). Our Board may delegate different levels of authority to different committees with administrative and grant authority under the 2015 Plan. Any committee delegated administrative authority under the 2015 Plan may further delegate its authority under the Plan to another committee of directors, and any such delegate shall be deemed to be an Administrator of the 2015 Plan. Any Administrator may

also, within its administrative authority under the 2015 Plan and in accordance with applicable law, delegate to one or more officers of the Company the ability to make awards to eligible persons (as defined below) under the 2015 Plan. It is anticipated that the Administrator (either generally or with respect to specific transactions) will be constituted so as to comply, as necessary or desirable, with the requirements of Section 162(m) of the Code and Rule 16b-3 promulgated under the Exchange Act.

Eligibility

Awards may be granted pursuant to the 2015 Plan only to persons who are eligible persons. Under the 2015 Plan, “eligible person” means any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its subsidiaries; (b) a director of the Company or one of its subsidiaries; or (c) an individual consultant who renders bona fide services to the Company or one of its subsidiaries; provided, however, that ISOs may be granted only to employees. As of April 10, 2015, the approximate number of eligible persons under the 2015 Plan included five officers or employees of the Company or one of its subsidiaries, and ten non-employee directors of the Company.

Types of Awards

The 2015 Plan permits the grant of: (a) stock options, which may be intended as ISOs or as nonqualified stock options (options not meeting the requirements to qualify as ISOs); (b) stock appreciation rights (“SARs”); (c) restricted stock; (d) restricted stock units; (e) cash awards; or (f) other awards, including: (i) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to our common stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (ii) any similar securities with a value derived from the value of or related to our common stock and/or returns thereon.

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	43

Option and SAR Awards. Option and SAR awards granted under the 2015 Plan must have an exercise price or base price of no less than 100% of the fair market value of our common stock on the date of grant (or 110% of the fair market value on the date of grant, in the case of ISOs granted to certain ten percent stockholders of the Company). Options and SAR awards shall become exercisable upon such conditions (which may include the passage of time or the attainment of certain performance criteria) as the Administrator may establish in its sole discretion. The exercise price of any option shall be paid in cash or by any of the methods set forth below under the heading “Consideration for Awards.” Option and SAR awards are exercisable for a period established by the Administrator, which in no event shall exceed ten years from the date of grant (five years in the case of ISOs granted to certain ten percent stockholders of the Company). If the Administrator does not specify otherwise in an award agreement, upon termination of a participant’s employment or other service to the Company, option and SAR awards shall expire (1) three months after the last day that the participant is employed by or provides services to the Company or any subsidiary (provided; however, that in the event of the participant’s death during this period, those persons entitled to exercise the option or SAR pursuant to the laws of descent and distribution shall have one year following the date of death within which to exercise such option or SAR); (2) in the case of a participant whose termination of employment or services is due to death or disability (as defined in the applicable award agreement), 12 months after the last day that the participant is employed by or provides services to the Company or its subsidiary; and (3) immediately upon a participant’s termination for “cause.”

Restricted Stock. Restricted stock is our common stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the 2015 Plan and the applicable award agreement relating to the restricted stock, a participant granted restricted stock shall have all of the rights of a stockholder of the Company, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Administrator).

Restricted Stock Units. A restricted stock unit represents the right to receive from the Company on the respective scheduled vesting or payment date for such restricted stock unit, one share of our common stock or, if specified in the applicable award agreement, the fair market value of one share of our common stock paid in cash. The vesting or payment of an award of restricted stock units may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of the 2015 Plan. Subject to the restrictions imposed under the terms and conditions of the 2015 Plan and the applicable award agreement, each participant receiving restricted stock units shall have no rights as a stockholder of the Company with respect to such restricted stock units until such time as shares of our common stock are issued to the participant.

Other Awards. The other types of awards that may be granted under the 2015 Plan include: (a) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to our common stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities with a value derived from the value of or related to our common stock and/or returns thereon.

Minimum Vesting Period

Awards issued under the 2015 Plan shall be subject to a minimum vesting period of at least one (1) year; provided, however, that up to 5% of the shares issuable under the

2015 Plan may be issued without regard to such minimum vesting period.

Proposal No. 4 Approval of 2015 Equity Incentive Plan

Performance Based Compensation

The 2015 Plan provides for the grant of certain awards, the vesting or payment of which may be contingent on the satisfaction of certain performance criteria. Such performance-based awards are designed to be exempt from the limitations of Section 162(m) of the Code, as described below under “Certain Federal Tax Consequences.” The maximum aggregate number of shares of our common stock that may be issued to any single participant person during the term of the 2015 Plan pursuant to options and SARs may not exceed 1,500,000 shares of our common stock. The maximum aggregate number of shares of our common stock that may be issued to any single participant pursuant to performance-based awards granted during the 162(m) Term may not exceed 1,000,000 shares of our common stock. The maximum amount that may be paid to any single participant pursuant to Performance-Based Awards granted during the 162(m) Term may not exceed $15,000,000. The 162(m) Term is the period beginning on the effective date of the 2015 Plan and ending on the date of the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders first approve this 2015 Plan (the “162(m) Term”).

The 2015 Plan includes the following performance criteria that may be used by the Administrator when granting performance-based awards: (1) total stockholder return; (2) revenues, net revenues or sales; (3) return on total stockholders’ equity; (4) earnings per share of our common stock; (5) increase in the trading price per share of our common stock; (6) net income (before or after taxes) or net operating income; (7) return on assets, return on investment or return on capital; (8) economic value added; (9) operating budget or margin; (10) contribution margin; (11) earnings from continuing operations; (12) levels of operating expense or other expense, cost or liability items reported on the Company’s income statement; (13) earnings before all or any interest, taxes, depreciation, amortization and/or other expense (“EBIT”, “EBITA”, “EBITDA” or “EBITDAX”); (14) net income (loss) before depreciation, amortization, interest and other expense, net, taxes, severance, acquisition costs, stock-based compensation and asset impairment charges (“Adjusted EBITDA”); (15) cash flow; (16) debt reduction; (17) market share; (18) third-party capital sourcing; (19) acquisition cost efficiency; (20) infrastructure development for business units or administrative departments (such as information technology and human resources); (21) measures of pricing efficiency and/or growth; (22) satisfactory completion of a major project or organizational initiative set in advance by the Administrator; (23) measures of safety; (24) strategic sales or acquisitions in compliance with specific criteria set forth in advance by the Administrator; (25) personal management objectives; (26) number of patient transports; (27) such other criteria as the stockholders of the Company may approve; in each case as applicable, as determined in accordance with generally accepted accounting principles; and (28) any combination of the foregoing, or a specified increase or decrease of one or more of the foregoing over a specified period.

Fair Market Value

Under the 2015 Plan, “fair market value” means the closing sales price per share of our common stock on the U.S. national securities exchange or over-the-counter market on which such stock is principally traded on the date of the grant of such award or if the shares of our common stock are not then listed on any national securities exchange or traded in an over-the-counter market or the value of such shares is not otherwise determinable, such value as reasonably determined by the Administrator in good faith and, to the extent necessary, in accordance with the requirements of Section 409A of the Code.

Consideration for Awards

The purchase price for any award granted under the 2015 Plan or our common stock to be delivered pursuant to any such award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

●	services rendered by the recipient of such award;
●	cash, check payable to the order of the Company, or electronic funds transfer;
●	notice and third party payment in such manner as may be authorized by the Administrator;

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	45

●	the delivery of previously owned shares of our common stock that are fully vested and unencumbered;
●	by a reduction in the number of shares otherwise deliverable pursuant to the award; or
●

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In the event that the Administrator allows a participant to exercise an award by delivering shares of our common stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Company (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery (or such other period as may be required by the Administrator in order to avoid adverse accounting treatment). Shares of our common stock used to satisfy the exercise price of an option are valued at their fair market value on the date of exercise. The Company will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price for the shares and any related withholding obligations and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award by any method other than cash payment to the Company.

Change in Control

The 2015 Plan does not provide for automatic accelerated vesting of awards upon a change in control. However, unless the Administrator fails to make appropriate provision for the substitution, assumption, exchange or other continuation of the award pursuant to the change in control, each then-outstanding option and SAR shall automatically become fully vested, all restricted shares then outstanding shall automatically fully vest free of restrictions, and each other award granted under the 2015 Plan that is then outstanding shall automatically become vested in full (assuming all performance targets have been achieved at 100% of target) and payable to the holder of such award. Notwithstanding the foregoing, the Administrator, in its sole and absolute discretion, may choose (in an award agreement or otherwise) to provide for full or partial accelerated vesting of any award upon a change in control (or upon any other event or other circumstance related to the change in control, such as an involuntary termination of employment occurring after such change in control, as the Administrator may determine), irrespective of whether such any such award has been substituted, assumed, exchanged or otherwise continued pursuant to the change in control.

For purposes of the 2015 Plan, a “change in control” will be deemed to have occurred if:

(i) The acquisition by any person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 50% or more of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors;

(ii) In the event our Board is a classified board, a majority of the individuals who serve in the same class of directors that constitute our Board as of the effective date of the 2015 (the “Incumbent Board”) Plan cease for any reason to constitute at least a majority of that class of directors, or in the event our Board is not a classified board, members of the Incumbent Board cease for any reason to constitute at least a majority of our Board; provided, however, that any individual becoming a director subsequent to the effective date of the 2015 Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and her predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our Board;

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of

Proposal No. 4 Approval of 2015 Equity Incentive Plan

the Company’s outstanding voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding voting securities of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets directly or through one or more subsidiaries (a “Parent”)), and (B) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of our Board providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a change in control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the Company’s voting securities immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. No compensation that has been deferred for purposes of Section 409A of the Code shall be payable as a result of a change in control unless the change in control qualifies as a change in ownership or effective control of the Company within the meaning of Section 409A of the Code.

Amendment and Termination of the 2015 Plan

Our Board may, at any time, terminate or, from time to time, amend, modify or suspend the 2015 Plan, in whole or in part. No awards may be granted during any period that the Board suspends the 2015 Plan. To the extent then required by applicable law or any applicable stock exchange or deemed necessary or advisable by our Board, any amendment to the Plan shall be subject to approval by the stockholders of the Company. No amendment, suspension or termination of the 2015 Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Company under any award granted under the 2015 Plan prior to the effective date of such change.

Unless earlier terminated by our Board, the 2015 Plan shall terminate at the close of business on September 9, 2022. After the termination of the Plan either upon such stated expiration date or its earlier termination by our Board, no additional awards may be granted under the 2015 Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the 2015 Plan.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of awards under the 2015 Plan is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences. The tax consequences of individual awards may vary depending upon the particular circumstances applicable to any individual participant.

Nonqualified Stock Options. The grant of a nonqualified stock option under the 2015 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of common stock at the time of exercise over the option exercise price. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on the sales proceeds received and whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any subsequent capital gain.

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	47

Incentive Stock Options. The grant of an ISO under the 2015 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she will recognize ordinary compensation income in the year of the disposition. The amount of ordinary compensation income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Such amount is not subject to withholding for federal income and employment tax purposes, even if the participant is an employee of the Company. Any gain in excess of the amount taxed as ordinary income will generally be treated as a short-term capital gain. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

The “spread” under an ISO (i.e., the difference between the fair market value of the shares at exercise and the exercise price) is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the alternative minimum tax liability.

Restricted Stock. Restricted stock is generally taxable to the participant as ordinary compensation income on the date that the restrictions lapse (i.e. the date that the stock vests), in an amount equal to the excess of the fair market value of the shares on such date over the amount paid for such stock (if any). If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss treatment depending on the sales price and how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any subsequent gain.

Participants receiving restricted stock awards may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the excess of the fair market value on the date of the issuance of the stock over the amount paid for such stock. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain or loss to the recipient. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) Election. The Section 83(b) Election must be made within 30 days from the time the restricted stock is issued. The Company is entitled to a deduction equal to the amount of income taken into account as a result of the Section 83(b) Election, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

To the extent unrestricted dividends are paid while the restrictions on the stock are in effect, any such dividends will be taxable to the participant as ordinary income (and will be treated as additional wages for federal income and employment tax withholding purposes, if the recipient is an employee) and will be deductible by the Company (subject to possible limitations imposed by the Code, including Section 162(m) thereof), unless the participant has made a Section 83(b) Election, in which case the dividends will generally be taxed at dividend rates and will not be deductible by the Company.

Other Awards. Other awards (such as restricted stock units) are generally treated as ordinary compensation income as and when common stock or cash are paid to the participant upon vesting or settlement of such awards. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

Section 162(m) of the Internal Revenue Code. Under Code Section 162(m), no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s “covered

Proposal No. 4 Approval of 2015 Equity Incentive Plan

employees.” A “covered employee” is the Company’s chief executive officer and the three other most highly compensated officers of the Company other than the chief financial officer. An exception to this rule applies to “qualified performance based compensation,” which generally includes stock options and stock appreciation rights granted under a stockholder approved plan, and other forms of equity incentives, the vesting or payment of which is contingent upon the satisfaction of certain stockholder approved performance goals. The Company intends that the 2015 Plan allow for the grant of options and stock appreciation rights that may be treated as “qualified performance based compensation” that is exempt from the limitations of Code Section 162(m), and for the grant of other performance-based awards that may be treated as “qualified performance based compensation,” but it makes no assurance that either such type of award will be granted, or if granted, will be so treated.

Code Section 409A. Section 409A of the Code provides certain requirements for the deferral and payment of deferred compensation arrangements. In the event that any award under the 2015 Plan is deemed to be a deferred compensation arrangement, and if such arrangement does not comply with Section 409A of the Code, the recipient of such award will recognize ordinary income once such award is vested, as opposed to at the time or times set forth above. In addition, the amount taxable will be subject to an additional 20% federal income tax along with other potential taxes and penalties. It is intended, although not guaranteed, that all awards issued under the 2015 Plan will either be exempt from or compliant with the requirements of Section 409A of the Code.

New Plan Benefits

No awards have been granted under the 2015 Plan. If the 2015 Plan is approved, all awards will be granted at the discretion of the Administrator. Accordingly,

future benefits, as well as benefits that would have been received in prior years had the 2015 Plan been in effect, are not determinable.

Board Recommendation

The Board of Directors unanimously adopted the 2015 Plan and recommends that stockholders vote FOR the approval of the 2015 Plan.

Incorporation by Reference

The information contained in the Compensation and Stock Option Committee Report and Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the

Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	49

Stockholder Proposals

Proposals for Inclusion in the 2015 Proxy Statement. For your proposal or director nomination to be considered for inclusion in our proxy statement for next year’s meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than December 24, 2015. All proposals must comply with the applicable requirements of federal securities’ laws and the Company’s Bylaws.

Proposal to be Addressed at 2015 Meeting (but not included in proxy statement). In order for you to properly bring a proposal (not including director nomination) before next year’s annual meeting, our corporate secretary must receive a written notice of the proposal not less than sixty days nor more than ninety days prior to next year’s annual meeting; provided however, that in the event that less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. In addition, all notice must contain the additional information required by our Bylaws. In order for you to properly nominate one or more persons for election as a director at next year’s annual meeting, our corporate secretary must receive a written notice of the nomination no later than February 20, 2016, and it must contain the additional information required by our Bylaws.

Bylaw Notice Requirements. Our Bylaws provide that stockholder notice must include the following information with respect to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Additional Information

“Householding” of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for us. Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed at the beginning of May each year, by notifying us in writing at: Air Methods Corporation, Attn: Secretary, 7211 South Peoria Street, Englewood, Colorado 80112, or by contacting us at (303) 792-7400. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (303) 792-7400, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

Proxy Solicitation Costs. The accompanying proxy is being solicited on behalf of the Board of our Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview,

Additional Information

telephone and telegram by our directors, officers, and employees at no additional compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

Forward-Looking Statements. This proxy statement may include “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). The forward-looking statements include statements regarding additional matters to be presented at the 2015 Annual Meeting; plans to decrease the size of our Board; timing and anticipated response to the compensation Committee’s benchmarking analysis; preliminary 2015 financial and operational results; potential payments upon termination or change in control; statements regarding Section 162(m), Section 409A and Section 280G of the Code and ASC Topic 718; and impact of the compensation program on the Company. These statements are based on our current expectations and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements, including changes in governmental regulations and interpretations thereunder and other risks identified in the Risk Factors section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the Risk Factors section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in our quarterly reports on Form 10-Q and current reports on Form 8-K

The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described above. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the proxies respective to any such business in accordance with their best judgment.

By Order of the Board of Directors,

Crystal L. Gordon General Counsel, Secretary, and Senior Vice President

Englewood, Colorado
April 22, 2015

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	51

Appendix A

AIR METHODS CORPORATION 2015 EQUITY INCENTIVE PLAN

1. PURPOSE OF PLAN

The purpose of this 2015 Equity Incentive Plan (this “Plan”) of Air Methods Corporation, a Delaware corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means to attract, motivate, retain and reward selected employees and other eligible persons through the grant of equity awards.

2. ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation, or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity controlled by the Corporation directly or indirectly through one or more intermediaries; and “Board” means the Board of Directors of the Corporation.

3. PLAN ADMINISTRATION

3.1 The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan.

Any such committee shall be comprised solely of one or more directors or such other number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to determine the Eligible Persons who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the affirmative vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute due authorization of an action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable stock exchange, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable stock exchange). Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Corporation and shall be administered exclusively by a committee consisting solely of independent directors.

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	53

3.2 Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive awards under this Plan;
(b)	grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;
(c)	approve the forms of award agreements (which need not be identical either as to type of award or among participants);
(d)	construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;
(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;
(f)	accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;
(g)	adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to compliance with applicable stock exchange requirements, Sections 4 and 8.6 and the applicable requirements of Section 162(m) of the Code and treasury regulations thereunder with respect to awards that are intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code, and provided that in no case (except due to an adjustment contemplated by Section 7) shall the terms of any outstanding awards be amended (by amendment, cancellation and regrant, or other means) to reduce the per share exercise or base price of any outstanding stock option or stock appreciation right or other award granted under this Plan, or be exchanged for cash, other awards or stock option or stock appreciation rights with an exercise price that is less than the per share exercise price of the original stock option or stock appreciation rights, without stockholder approval, and further provided that any adjustment or change in terms made pursuant to this Section 3.2(g) shall be made in a manner that, in the good faith determination of the Administrator will not likely result in the imposition of additional taxes or interest under Section 409A of the Code;
(h)	determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);
(i)	determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution, acceleration or succession of awards upon the occurrence of an event of the type described in Section 7;
(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and
(k)	determine the Fair Market Value (as defined in Section 5.6) of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3 Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board, the Administrator, nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act,

Appendix A

omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, legal fees) arising or resulting therefrom to the fullest extent permitted by law, the Corporation’s certificate of incorporation and bylaws, as the same may be amended from time to time, or under any directors and officers liability insurance coverage or written indemnification agreement with the Corporation that may be in effect from time to time.

3.4 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. The Administrator shall not be liable for any such action or determination taken or made or omitted in good faith based upon such advice.

3.5 Delegation of Non-Discretionary Functions. In addition to the ability to delegate certain grant authority to officers of the Corporation as set forth in Section 3.1, the Administrator may also delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMIT

4.1 Shares Available. Subject to the provisions of Section 7.1, the capital stock available for issuance under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation, par value $0.06 per share, and such other securities or property as may become the subject of awards under this Plan pursuant to an adjustment made under Section 7.1.

4.2 Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) may not exceed the number of shares of Common Stock reserved for issuance as of the Effective Date under the Second Amended and Restated Air Methods Corporation 2006 Equity Compensation Plan (the “2006 Plan”), which 2006 Plan shall be frozen as of (and contingent upon) the occurrence of the Effective Date.

The foregoing Share Limit is subject to adjustment as contemplated by Section 7.1 and Section 8.10.

4.3 Awards Settled in Cash, Reissue of Awards and Shares. The Administrator may adopt reasonable counting procedures to ensure appropriate counting and to avoid double counting (as, for example, in the case of tandem or substitute awards) as it may deem necessary or desirable in its sole discretion. Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a substantial risk of forfeiture. Accordingly, to the extent that an award under the Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to the Corporation will not be deemed to have been delivered under the Plan and will be deemed to remain or to become available under this Plan. Notwithstanding the foregoing, liberal share recycling shall not be permitted. Shares that are withheld from such an award or separately surrendered by the participant in payment of the exercise price or taxes relating to such an award, and the total number of shares subject to the exercised portion of an SAR (regardless of the actual lesser of number shares delivered to the Participant), shall be deemed to have been issued hereunder and shall reduce the number of shares remaining available for issuance under the Plan. The foregoing adjustments to the Share Limit of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4 Reservation of Shares; No Fractional Shares. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan.

5. AWARDS

5.1 Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	55

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5. Options may only be granted to Eligible Persons for whom the Corporation would be deemed to be an “eligible issuer of service recipient stock,” as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E).

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate Fair Market Value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the number of shares of Common Stock being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the Fair Market Value of a share of Common Stock on the date the SAR was granted as specified in the applicable award agreement (the “base price”). The maximum term of a SAR shall be ten (10) years. SARs may only be granted to Eligible Persons for whom the Corporation would be deemed to be an “eligible issuer of service recipient stock,” as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E).

5.1.4 Restricted Stock.

(a)	Restrictions. Restricted stock is Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable award agreement relating to the restricted stock, a participant granted restricted stock shall have all of the rights of a stockholder of the Corporation, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Administrator).
(b)	Certificates for Shares. Shares of restricted stock granted under this Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing restricted stock are registered in the name of the participant, the Administrator may require that such certificates bear an appropriate legend referring to the

Appendix A

terms, conditions and restrictions applicable to such restricted stock, that the Corporation retain physical possession of the certificates, and that the participant deliver a stock power to the Corporation, endorsed in blank, relating to the restricted stock. The Administrator may require that shares of restricted stock are held in escrow until all restrictions lapse.
(c)	Dividends and Splits. As a condition to the grant of an award of restricted stock, subject to applicable law, the Administrator may require or permit a participant to elect that any cash dividends paid on a share of restricted stock be automatically reinvested in additional shares of restricted stock or applied to the purchase of additional awards under this Plan or held in escrow by the Corporation unless and until the related shares of restricted stock become vested. Unless otherwise determined by the Administrator, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which such stock or other property has been distributed.

5.1.5 Restricted Stock Units.

(a)	Grant of Restricted Stock Units. A restricted stock unit, or “RSU”, represents the right to receive from the Corporation on the respective scheduled vesting or payment date for such RSU, one share of Common Stock or, if specified in the applicable award agreement, the Fair Market Value of one share of Common Stock paid in cash. The vesting or payment of an award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan.
(b)	Dividend Equivalent Accounts. If (and only if) required by the applicable award agreement, prior to the expiration of the applicable vesting period of an RSU, the Administrator shall pay dividend equivalent rights with respect to RSUs, in which case the Corporation shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. The participant shall be paid the amounts or other property credited to such account upon vesting of the RSU.
(c)	Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable award agreement, each participant receiving RSUs shall have no rights as a stockholder of the Corporation with respect to such RSUs until such time as shares of Common Stock are issued to the participant. In the event an RSU is settled in cash, the participant receiving RSUs shall never receive stockholder rights with respect to such award. No shares of Common Stock shall be issued at the time a RSU is granted, and the Corporation will not be required to set aside a fund for the payment of any such award. Except as otherwise provided in the applicable award agreement, shares of Common Stock issuable under an RSU, if any, shall be treated as issued on the first date that the RSU is no longer subject to a substantial risk of forfeiture as determined for purposes of Section 409A of the Code, and the holder shall be the owner of such shares of Common Stock on such date. An award agreement may provide that issuance of shares of Common Stock (or the settlement of an RSU in cash) under an RSU may be deferred beyond the first date that the RSU is no longer subject to a substantial risk of forfeiture, provided that such deferral is structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

5.1.6 Cash Awards. The Administrator may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant cash bonuses (including without limitation, discretionary awards, awards based on objective or subjective performance criteria, awards subject to other vesting criteria or awards granted consistent with Section 5.2 below). Cash awards shall be awarded in such amount and at such times during the term of the Plan as the Administrator shall determine.

5.1.7 Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to the requirements of Section 5.1.1 and in compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon.

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	57

5.2 Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Sections 5.1.4 through 5.1.7 above may be, and options and SARs granted with an exercise or base price not less than the Fair Market Value of a share of Common Stock at the date of grant (“Qualifying Options” and “Qualifying SARs,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using the Business Criteria provided for below for the Corporation on a consolidated basis or for one or more of the Corporation’s Subsidiaries, segments, divisions or business units, or any combination of the foregoing. Such criteria may be evaluated on an absolute basis or relative to prior periods, industry peers, or stock market indices. Any Qualifying Option or Qualifying SAR shall be subject to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1 Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2 Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be based on such business criteria as selected by the Administrator in its sole discretion (“Business Criteria”) from the following: (1) total stockholder return; (2) revenues, net revenues or sales; (3) return on total stockholders’ equity; (4) earnings per share of Common Stock; (5) increase in the trading price per share of Common Stock; (6) net income (before or after taxes) or net operating income; (7) return on assets, return on investment or return on capital; (8) economic value added; (9) operating budget or margin; (10) contribution margin; (11) earnings from continuing operations; (12) levels of operating expense or other expense, cost or liability items reported on the Corporation’s income statement; (13) earnings before all or any interest, taxes, depreciation, amortization and/or other expense (“EBIT”, “EBITA”, “EBITDA” or “EBITDAX”); (14) net income (loss) before depreciation, amortization, interest and other expense, net, taxes, severance, acquisition costs, stock-based compensation and asset impairment charges (“Adjusted EBITDA”); (15) cash flow; (16) debt reduction; (17) market share; (18) third-party capital sourcing; (19) acquisition cost efficiency; (20) infrastructure development for business units or administrative departments (such as information technology and human resources); (21) measures of pricing efficiency and/or growth; (22) satisfactory completion of a major project or organizational initiative set in advance by the Administrator; (23) measures of safety; (24) strategic sales or acquisitions in compliance with specific criteria set forth in advance by the Administrator; (25) personal management objectives; (26) number of patient transports; (27) such other criteria as the stockholders of the Corporation may approve; in each case as applicable, as determined in accordance with generally accepted accounting principles; and (28) any combination of the foregoing, or a specified increase or decrease of one or more of the foregoing over a specified period. To qualify awards as performance-based under Section 162(m) of the Code, the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets; provided that the Administrator may not make any adjustment to the extent it would adversely affect the qualification of any compensation payable under such performance targets as “performance-based compensation” under Section 162(m) of Code. The applicable performance measurement period may not be less than 3 months nor more than 10 years.

5.2.3 Form of Payment. Grants or awards intended to qualify under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof.

Appendix A

5.2.4 Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6 Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan (the “162(m) Term”).

5.2.7 Compensation Limitations. The maximum aggregate number of shares of Common Stock that may be issued to any Eligible Person during the term of this Plan pursuant to Qualifying Options and Qualifying SARs may not exceed 1,500,000 shares of Common Stock. The maximum aggregate number of shares of Common Stock that may be issued to any Eligible Person pursuant to Performance-Based Awards granted during the 162(m) Term (other than cash awards granted pursuant to Section 5.1.6 and Qualifying Options or Qualifying SARs) may not exceed 1,000,000 shares of Common Stock. The maximum amount that may be paid to any Eligible Person pursuant to Performance-Based Awards granted pursuant to Sections 5.1.6 (cash awards) during the 162(m) Term may not exceed $15,000,000.

5.3 Award Agreements. Each award shall be evidenced by a written or electronic award agreement in the form approved by the Administrator and, if required by the Administrator, executed or accepted by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation (electronically or otherwise). The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4 Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares of Common Stock or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of shares of Common Stock or the settlement of cash awards shall be structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

5.5 Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator and subject to compliance with applicable laws, including, without limitation, one or a combination of the following methods:

●	services rendered by the recipient of such award;
●	cash, check payable to the order of the Corporation, or electronic funds transfer;
●	notice and third party payment in such manner as may be authorized by the Administrator;
●	the delivery of previously owned shares of Common Stock that are fully vested and unencumbered;
●	by a reduction in the number of shares otherwise deliverable pursuant to the award; or
●

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	59

otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery (or such other period as may be required by the Administrator in order to avoid adverse accounting treatment). Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their Fair Market Value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award by any method other than cash payment to the Corporation.

5.6 Definition of Fair Market Value. For purposes of this Plan “Fair Market Value” of a share of Common Stock, as of a date of determination, shall mean (i) the closing sales price per share of Common Stock on the U.S. national securities exchange or over-the-counter market on which such stock is principally traded on the date of the grant of such award or (ii) if the shares of Common Stock are not then listed on any national securities exchange or traded in an over-the-counter market or the value of such shares is not otherwise determinable, such value as reasonably determined by the Administrator in good faith and, to the extent necessary, in accordance with the requirements of Section 409A of the Code.

5.7 Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing (provided that any such transfers of ISOs shall be limited to the extent permitted under the federal tax laws governing ISOs). Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)	transfers to the Corporation,
(b)	the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,
(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,
(d)	subject to any applicable limitations on ISOs, if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or
(e)	the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8 International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may, if deemed necessary or advisable by the Administrator, be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

5.9 Minimum Vesting Period of Awards. Except as set forth below, a vesting period of at least one (1) year shall apply to all awards issued under the Plan. Up to 5% of the shares of Common Stock reserved for issuance under the Plan as of the Effective Date may be issued pursuant to awards that do not comply with such minimum one (1) year vesting period.

Appendix A

6. EFFECT OF TERMINATION OF SERVICE ON AWARDS

6.1 Termination of Employment.

6.1.1 Administrator Determination. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award agreement otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.1.2 Stock Options and SARs. For awards of stock options or SARs, unless the award agreement provides otherwise, the exercise period of such options or SARs shall expire: (1) three months after the last day that the participant is employed by or provides services to the Corporation or a Subsidiary (provided; however, that in the event of the participant’s death during this period, those persons entitled to exercise the option or SAR pursuant to the laws of descent and distribution shall have one year following the date of death within which to exercise such option or SAR); (2) in the case of a participant whose termination of employment is due to death or disability (as defined in the applicable award agreement), 12 months after the last day that the participant is employed by or provides services to the Corporation or a Subsidiary; and (3) immediately upon a participant’s termination for “cause.” The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a termination of employment and whether a participant’s termination is for “cause.”

The term “cause” shall have the meaning assigned to such term in any individual employment or severance agreement or award agreement with the participant or, if no such agreement exists or if such agreement does not define “cause,” cause shall mean (i) participant’s act(s) of gross negligence or willful misconduct in the course of participant’s employment by the Corporation or any of its Subsidiaries that is or could reasonably be expected to be materially injurious to the Corporation or any of its Subsidiaries, (ii) willful failure or refusal by participant to perform in any material respect his or her duties or responsibilities, (iii) misappropriation by participant of any assets of the Corporation or any of its Subsidiaries, (iv) embezzlement or fraud committed by participant, or at his or her direction, and (v) participant’s conviction of, or pleading “guilty” or “no contest” to a felony under state or federal law.

6.1.3 Restricted Stock and RSUs. For awards of restricted stock, unless the award agreement provides otherwise, shares of restricted stock that are subject to restrictions at the time that a participant whose employment or service is terminated shall be forfeited and reacquired by the Corporation; provided that, the Administrator may provide, by rule or regulation or in any award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to shares of restricted stock shall be waived in whole or in part in the event of a termination of employment or service, and the Administrator may in other cases waive in whole or in part the forfeiture of shares of restricted stock. Similar rules shall apply in respect of RSUs.

6.2 Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 3 months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

6.3 Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	61

7. ADJUSTMENTS; ACCELERATION

7.1 Adjustments. Upon or in contemplation of (a) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”), (b) any merger, arrangement, combination, consolidation, or other reorganization, (c) any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property), or (d) any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock, the Administrator shall in such manner, to such extent and at such time as it deems appropriate and equitable in the circumstances (but subject to compliance with applicable laws and stock exchange requirements) proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the Share Limit), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, and (5) the compensation limitations under 162(m) of the Code set forth in Section 5.2.7 and (subject to Section 8.8.3(a)) the performance standards applicable to any outstanding awards (provided that no adjustment shall be allowed to the extent inconsistent with the requirements under Section 162(m) of the Code). Any adjustment made pursuant to this Section 7.1 shall be made in a manner that, in the good faith determination of the Administrator, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

7.2 Change in Control. Upon a Change in Control, each then-outstanding option and SAR shall automatically become fully vested, all shares of restricted stock and restricted stock units then outstanding shall automatically fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall automatically become vested in full (assuming all performance targets have been achieved at 100% of target) and payable to the holder of such award unless the Administrator has made appropriate provision for the substitution, assumption, exchange or other continuation of the award pursuant to the Change in Control. Notwithstanding the foregoing, the Administrator, in its sole and absolute discretion, may choose (in an award agreement or otherwise) to provide for full or partial accelerated vesting of any award upon a Change in Control (or upon any other event or other circumstance related to the Change in Control, such as an involuntary termination of employment occurring after such Change in Control, as the Administrator may determine), irrespective of whether any such award has been substituted, assumed, exchanged or otherwise continued pursuant to the Change in Control.

For purposes of this Plan, “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(a)

The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% or more of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors;

(b)	In the event the Board is a classified board, a majority of the individuals who serve in the same class of directors that constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of that class of directors, or in the event the Board is not a classified board, members of the Incumbent Board cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and her predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(c)

Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or

Appendix A

substantially all of the individuals and entities that were the beneficial owners of the Corporation’s outstanding voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then- outstanding voting securities of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and (B) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(d)	Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the Corporation’s voting securities immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions. No compensation that has been deferred for purposes of Section 409A of the Code shall be payable as a result of a Change in Control unless the Change in Control qualifies as a change in ownership or effective control of the Corporation within the meaning of Section 409A of the Code.

For purpose of this Section, the term “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, except that such term shall not include (i) the Corporation, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) an entity owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

7.3 Early Termination of Awards. Any award that has been accelerated as required or permitted by Section 7.2 upon a Change in Control (or would have been so accelerated but for Section 7.4 or 7.5) shall terminate upon such event, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

The Administrator may make provision for payment in cash or property (or both) in respect of awards terminated pursuant to this Section as a result of the Change in Control and may adopt such valuation methodologies for outstanding awards as it deems reasonable and, in the case of options, SARs or similar rights, and without limiting other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

7.4 Other Acceleration Rules. Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal and stock exchange requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to the acceleration does not occur. Notwithstanding any other provision of the Plan to the contrary, the Administrator may override the provisions of Section 7.2, 7.3, and/or 7.5 by express provision in the award agreement or otherwise. The portion of any ISO accelerated pursuant to Section 7.2 or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.5 Possible Rescission of Acceleration. If the vesting of an award has been accelerated expressly in anticipation of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	63

any then outstanding and unexercised or otherwise unvested awards; provided, that, in the case of any compensation that has been deferred for purposes of Section 409A of the Code, the Administrator determines that such rescission will not likely result in the imposition of additional tax or interest under Section 409A of the Code.

8. OTHER PROVISIONS

8.1 Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations and to such approvals by any applicable stock exchange listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2 Future Awards/Other Rights. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3 No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4 Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5 Tax Withholding. Upon any exercise, vesting, or payment of any award, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a)

require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)

deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

Appendix A

8.6 Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date and Termination. This Plan was approved by the Board and shall become effective upon approval by the stockholders at the Company’s 2015 Annual Meeting (the “Effective Date”). Unless earlier terminated by the Board, this Plan shall terminate at the close of business on September 9, 2022. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval. To the extent then required by applicable law or any applicable stock exchange or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, this Plan and any amendment to this Plan shall be subject to approval by the stockholders of the Corporation.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7 Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly provided herein, no adjustment will be made for dividends or other rights as a stockholder of the Corporation for which a record date is prior to such date of delivery.

8.8 Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

8.8.2 Severability. If a court of competent jurisdiction holds any provision of this Plan invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a)	Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.
(b)	Section 162(m). Awards under Sections 5.1.4 through 5.1.7 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee

Continues on next page ►

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	65

provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) of the Code will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m) of the Code.
(c)	Compliance with Section 409A of the Code. The Board intends that, except as may be otherwise determined by the Administrator, any awards under the Plan are either exempt from or satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an award, award agreement, acceleration, adjustment to the terms of an award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a participant’s award to become subject to Section 409A, unless the Administrator expressly determines otherwise, such award, award agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or award agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the consent of or notice to the participant. Notwithstanding the foregoing, neither the Corporation nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any participant under Section 409A and neither the Corporation nor the Administrator will have any liability to any participant for such tax or penalty.
(d)	No Guarantee of Favorable Tax Treatment. Although the Corporation intends that awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Corporation does not warrant that any award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Corporation shall not be liable to any participant for any tax, interest or penalties the participant might owe as a result of the grant, holding, vesting, exercise or payment of any award under the Plan.

8.9 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10 Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, arrangement, business combination, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan, except as may otherwise be provided by the Administrator at the time of such assumption or substitution or as may be required to comply with the requirements of any applicable stock exchange.

8.11 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12 No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, arrangement, business combination, amalgamation,

Appendix A

consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13 Other Corporation Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing or except as otherwise specifically set forth in the terms and conditions of such other employee welfare or benefit plan or arrangement. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

8.14 Non-Competition, Code of Ethics and Clawback Policy. By accepting awards and as a condition to the exercise of awards and the enjoyment of any benefits of the Plan, including participation therein, each participant agrees to be bound by and subject to non-competition, confidentiality and invention ownership agreements acceptable to the Administrator and the Corporation’s code of ethics policy and other policies applicable to such participant as is in effect from time to time. Awards shall be subject to any clawback policy adopted by the Corporation from time to time.

As adopted by the Board of Directors of Air Methods Corporation on February 5, 2015.

Air Methods Corporation Notice of the 2015 Annual Meeting & Proxy Statement	67

ANNUAL MEETING OF STOCKHOLDERS OF

AIR METHODS CORPORATION

May 20, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card and the 2014 Annual Report on Form 10-K
are available at www.airmethods.com under the "Investors" tab

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect Ralph J. Bernstein, Mark D. Carleton and Claire M. Gulmi as Class III directors of the Company for three-year terms;

NOMINEES:
☐	FOR ALL NOMINEES	◯	Ralph J. Bernstein
		◯	Mark D. Carleton
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	◯	Claire M. Gulmi

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ⚫

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	The ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐

3.	Approval, on an advisory basis, of our named executive compensation.	☐	☐	☐

4.	Approval of the 2015 Equity Incentive Plan.	☐	☐	☐

5.	To transact such other business as may properly come before the meeting.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2014 Annual Report on Form 10-K.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

AIR METHODS CORPORATION

May 20, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card and the 2014 Annual Report on Form 10-K
are available at www.airmethods.com under the "Investors" tab
  Please detach along perforated line and mail in the envelope provided you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect Ralph J. Bernstein, Mark D. Carleton and Claire M. Gulmi as Class III directors of the Company for three-year terms;

NOMINEES:
☐	FOR ALL NOMINEES	◯	Ralph J. Bernstein
		◯	Mark D. Carleton
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	◯	Claire M. Gulmi

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ⚫

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	The ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐

3.	Approval, on an advisory basis, of our named executive compensation.	☐	☐	☐

4.	Approval of the 2015 Equity Incentive Plan.	☐	☐	☐

5.	To transact such other business as may properly come before the meeting.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2014 Annual Report on Form 10-K.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

AIR METHODS CORPORATION

7211 South Peoria Street

Englewood, Colorado 80112

THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Aaron D. Todd and Crystal L. Gordon, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Air Methods Corporation, to be held May 20, 2015, at 8:00 a.m. local time, at The Ritz-Carleton, Denver, located at 1881 Curtis Street, Denver, CO 80202, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)